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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              THE BOEING COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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


                                                   [LOGO OF BOEING APPEARS HERE]

                                                  NOTICE OF 1997 ANNUAL MEETING
                                                                OF SHAREHOLDERS
                                                            AND PROXY STATEMENT


                                                             THE BOEING COMPANY



                                                                 APRIL 28, 1997
                                                                     11:00 A.M.
                                                   7755 EAST MARGINAL WAY SOUTH
                                                                  2-22 BUILDING
                                                            SEATTLE, WASHINGTON

                               THE BOEING COMPANY


                                           March 10, 1997

Dear Shareholder:

       You are invited to attend the Company's 1997 Annual Meeting of Shareholders.

       It will be held on Monday, April 28, 1997, in the second-floor auditorium of the Company's 2-22 Building, located at 7755 East Marginal Way South, Seattle, Washington. The meeting will begin at 11:00 a.m., Seattle time. A map and directions to the 2-22 Building are on the back of this proxy statement. The Annual Meeting will be accessible through the use of a sign language interpreter.

       The matters we will address at the Annual Meeting are described in the attached notice and proxy statement. There will also be reports on the activities of the Company and an opportunity to submit questions or comments on matters of interest to shareholders generally.

       Whether or not you attend the Annual Meeting in person, it's important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the accompanying proxy card and returning it promptly. If you sign and return your proxy card without marking choices, it will be understood that you want your shares voted in accordance with the directors' recommendations.

       The proposed merger with McDonnell Douglas Corporation is not on the agenda for the Annual Meeting. Boeing plans to hold a Special Meeting of Shareholders in July 1997 in Seattle to ask shareholders to approve the issuance of Boeing common stock required for the merger. Shareholders will receive a notice of that meeting and a proxy statement this summer.

                                           Very truly yours,


                                           /s/ Philip M. Condit

                                           Philip M. Condit
                                           Chairman of the Board
                                           and Chief Executive Officer

                               THE BOEING COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1997

The Annual Meeting of Shareholders of The Boeing Company will be held on April 28, 1997, at 11:00 a.m., Seattle time, in the second-floor auditorium of the Company's 2-22 Building, at 7755 East Marginal Way South, Seattle, Washington.

Shareholders at the close of business on February 27, 1997 will be entitled to vote at the Annual Meeting. The items on the agenda, as described in the attached proxy statement, are as follows:

  1. To elect four people to the Board of Directors, three for three-year terms expiring in 2000 and one for a one-year term expiring in 1998;

  2. To consider and vote on a proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of the Company from 610,000,000 to 1,220,000,000 shares, in order to permit, among other things, a 2-for-1 stock split;

  3. To consider and vote on a proposal to approve adoption of "The Boeing Company 1997 Incentive Stock Plan for Employees";

  4. To consider and vote on a proposal to approve amendments to the "Incentive Compensation Plan for Officers and Employees of The Boeing Company and Subsidiaries";

  5. To consider and vote on three shareholder proposals, concerning military contracts, doing business with China, and annual election of all directors; and

  6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

So far as management is aware, no business will properly come before the Annual Meeting other than the matters listed above.



                                    /s/ Heather Howard

                                    Heather Howard
                                    Corporate Secretary and Corporate Counsel

                                    March 10, 1997

      If you cannot attend the meeting, please sign, date, and return the enclosed proxy card appointing Philip M. Condit,
           Donald E. Petersen, and Charles M. Pigott as your proxies.

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----

General Information for Shareholders.........................................      1
  Outstanding Securities.....................................................      1
  Attendance at the Annual Meeting...........................................      1
  Voting at the Annual Meeting or by Proxy...................................      2
  Voting by Fund E Participants..............................................      2
  Vote Required and Method of Counting Votes.................................      3
  Confidential Voting Policy.................................................      4
  Expenses of Solicitation...................................................      4
  Independent Auditors.......................................................      4
Proposal 1:  Election of Directors...........................................      4
  Nominees for Three-Year Terms..............................................      5
  Nominee for One-Year Term..................................................      6
  Continuing Directors.......................................................      6
  Compensation of Directors..................................................      8
  Retirement Policy..........................................................      9
  Committees of the Board of Directors.......................................     10
  Board and Committee Meetings...............................................     11
  Related Party Transactions.................................................     11
  Section 16(a) Beneficial Ownership Reporting Compliance....................     11
  Security Ownership.........................................................     12
  Executive Compensation.....................................................     14
     Summary Compensation Table..............................................     14
     Option Grants in 1996 Table.............................................     16
     Aggregated Option/SAR Exercises in 1996 and Year-End Option/SAR Values
       Table.................................................................     16
     Pension Plan Table......................................................     17
     Compensation Committee Report on Executive Compensation.................     18
     Shareholder Return on Performance Graphs................................     22
Proposal 2:  Amendment of Restated Certificate of Incorporation
  to Increase Authorized Capital Stock.......................................     23
Proposal 3:  Adoption of The Boeing Company 1997
  Incentive Stock Plan for Employees.........................................     27
Proposal 4:  Amendment of the Incentive Compensation Plan for Officers
  and Employees of The Boeing Company and Subsidiaries.......................     31
Proposal 5:  Shareholder Proposal on Military Contracts......................     34
Proposal 6:  Shareholder Proposal on Doing Business with China...............     36
Proposal 7:  Shareholder Proposal on Annual Election of Directors............     39
Annual Report and Form 10-K..................................................     42
Shareholder Proposals for 1998...............................................     42
Appendix A:  1997 Incentive Stock Plan for Employees.........................     A-1
Appendix B:  Incentive Compensation Plan For Officers and Employees of the
  Boeing Company and Subsidiaries, as Amended and Restated...................     B-1

                               THE BOEING COMPANY
                                 P.O. BOX 3707
                              SEATTLE, WASHINGTON

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1997

This proxy statement is issued in connection with solicitation of a proxy on the enclosed form by the Board of Directors of The Boeing Company (the "Company" or "Boeing") for use at the Company's 1997 Annual Meeting of Shareholders (the "Annual Meeting"). The approximate date on which this proxy material is first to be sent to shareholders is March 18, 1997.

                      GENERAL INFORMATION FOR SHAREHOLDERS

                             OUTSTANDING SECURITIES

The Company's only class of capital stock outstanding is common stock with voting rights. The Board of Directors has fixed the close of business on February 27, 1997, as the record date for identifying shareholders of the Company entitled to vote at the Annual Meeting. On February 27, 1997, there were 347,534,326 shares of common stock outstanding and entitled to vote. The last sale price of the Company's common stock for that date, as reported in The Wall Street Journal, was $101.75 per share.

                           ATTENDANCE AT THE MEETING

For admission to the Annual Meeting, shareholders who own shares in their own names should come to the Registered Shareholders check-in tables, where their ownership will be verified. THOSE WHO HAVE BENEFICIAL OWNERSHIP OF STOCK THAT IS HELD BY A BANK OR BROKER (OFTEN REFERRED TO AS "HOLDING IN STREET NAME") SHOULD COME TO THE BENEFICIAL OWNERS TABLES; THEY MUST BRING ACCOUNT STATEMENTS OR LETTERS FROM THEIR BANKS OR BROKERS INDICATING THAT THEY OWNED BOEING STOCK AS OF FEBRUARY 27, 1997.

The doors to the 2-22 Building will be opened at 9:30 a.m. and the Annual Meeting will begin at 11:00 a.m. It is expected to be finished no later than 12:30 p.m. A map and directions to the meeting facility are on the back of this proxy statement.

The Annual Meeting will be accessible through the use of a sign language interpreter. Anyone who wishes to bring a translator to provide simultaneous translation of the proceedings into another language is asked to contact the Assistant Secretary of the Company no later than April 14, 1997, at The Boeing Company, P.O. Box 3707, Mail Stop 10-13, Seattle, Washington 98124-2207.

                    VOTING AT THE ANNUAL MEETING OR BY PROXY

Shares represented by a properly executed proxy card will be voted at the Annual Meeting and, when instructions are given by the shareholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. Those recommendations are reported later in this proxy statement.

The enclosed proxy card gives discretionary authority to the persons named on the proxy card to vote the shares in their best judgment, if any matters other than those shown on the proxy card are properly brought before the Annual Meeting.

A shareholder who executes a proxy card may revoke it at any time before its exercise by delivering a written notice of revocation to the Secretary of the Company or by signing and delivering another proxy card that is dated later. If the shareholder attends the Annual Meeting in person, either giving notice of revocation to an inspector of election at the Annual Meeting or voting by ballot at the Annual Meeting will revoke the proxy.


                         VOTING BY FUND E PARTICIPANTS

Many Boeing employees participate in The Boeing Company Voluntary Investment Plan (the "VIP Plan"), which is a retirement plan established under Section 401(k) of the Internal Revenue Code. One of the funds into which employees may direct their investments is Fund E, which invests in Boeing common stock. The shares of stock held in that fund are registered in the name of The Chase Manhattan Bank, N.A., which is the trustee of the VIP Plan. The participants do not acquire ownership of the shares and therefore are not eligible to vote the shares directly or attend the Annual Meeting (unless they are also registered or beneficial owners of Boeing common stock). However, Fund E participants are allocated units in the fund and may instruct the trustee how to vote the shares represented by their units.

The proxy card that is being sent with this proxy statement to registered shareholders is also being sent to Fund E participants. (Beneficial owners receive proxy cards from their brokers or other agents; some brokers use the Company's proxy card and some prepare their own proxy cards.) The number of shares of Boeing common stock held is shown on the back of the proxy card, above the boxes to be marked, with the notation "COM." The number of Fund E shares, if any, is shown with the notation "VIP." If one person has both common shares and Fund E shares, both will appear on the card and that person may vote both the common and Fund E shares by signing and returning the single card. Fund E shares can be voted only by signing and returning the enclosed proxy card; they cannot be voted at the Annual Meeting and prior voting instructions cannot be revoked at the Annual Meeting.

Fund E shares will be voted by the trustee according to each participant's instructions. The trustee has advised the Company that if a card is signed and returned but no voting instructions are given, it intends to vote such shares in accordance with the recommendations of the Board of Directors.

                   VOTE REQUIRED AND METHOD OF COUNTING VOTES

Under Delaware law and the Company's Restated Certificate of Incorporation, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of one-third of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. Each share of Boeing common stock entitles the holder to one vote on each matter presented for shareholder action.

With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The four nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors. In an uncontested plurality election, such as this, abstentions have no effect, since approval by a percentage of shares present or outstanding is not required.

With respect to each of the proposals other than the election of directors, shareholders may vote in favor of the proposal, or against the proposal, or abstain from voting. The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of Proposals 2, 3, 5, 6 and 7. The affirmative vote of two-thirds of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal 4. A shareholder who signs and submits a ballot or proxy is "present," so an abstention will have the same effect as a vote against the proposal.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client's shares on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Those shares will be included in determining the presence of a quorum at the Annual Meeting, but are not considered "present" for purposes of voting on the non-discretionary proposals. They have no impact on the outcome of such proposals. The New York Stock Exchange has advised the Company that Proposals
2, 5, 6 and 7 are non-discretionary proposals.

                           CONFIDENTIAL VOTING POLICY

It is the policy of the Company that all proxy, ballot, and voting materials that identify the vote of a specific shareholder on any matter submitted for a vote of shareholders will be kept secret from directors and executive officers of the Company except (a) when disclosure is required by applicable law or regulation, (b) when a shareholder expressly requests such disclosure, and (c) in a contested proxy solicitation. If the shareholder is an employee of the Company or a participant in Fund E of the Company's VIP Plan, the information will not be disclosed to management unless (a) or (b) above applies.

Proxies and ballots will be received and tabulated by the Company's transfer agent, an independent entity that is not affiliated with the Company. The inspectors of election also will be independent of the Company. Subject to the above exceptions to the confidential voting policy, comments written on Company proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.

                            EXPENSES OF SOLICITATION

All expenses for soliciting proxies will be paid by the Company. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, to aid in the solicitation of proxies, for a fee of $17,500, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, and telephone. D.F. King has contacted brokerage houses, other custodians, and nominees to ask whether other persons are the beneficial owners of the shares that they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse such parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

                              INDEPENDENT AUDITORS

As recommended by the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Deloitte & Touche LLP and predecessor firms have served continuously since 1934 as independent auditors for the Company. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

                                 PROPOSAL 1:
                             ELECTION OF DIRECTORS

The Board of Directors currently consists of eleven people. Nine of them are independent directors, one is a member of management, and one is a retired member of management. In accordance with the Company's By-Laws, directors are divided into three classes, each of which is composed of approximately one-third of the directors. At the Annual Meeting, four directors will be elected. Three will be elected to serve for terms of three years, expiring on the date of the annual meeting of shareholders in 2000. One will be elected for a term of one year, expiring on the date of the annual meeting of shareholders in 1998. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the By-Laws of the Company. The nominees for the Board of Directors, recommended by its Organization and Nominating Committee, are all currently Board members. The nominees for re-election and the directors whose terms will continue after the Annual Meeting are listed below. Shares represented by a properly executed proxy card will be voted for the nominees unless such authority is withheld. Should any nominee become unavailable for election, the Board of Directors may vote all proxies given in response to this solicitation for the election of a substitute nominee of its choice, or may in its discretion reduce the size of the Board of Directors rather than nominate a substitute.

The Board of Directors has adopted a policy requiring a nonmanagement director to resign at the annual meeting of shareholders following that director's 72nd birthday. Accordingly, Stanley Hiller, Jr. has announced his intention to retire from the Board effective on the date of the Annual Meeting. The Board has, in accordance with the By-Laws, reduced the size of the Board to ten, to be effective at the time of the Annual Meeting.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.


                         NOMINEES FOR THREE-YEAR TERMS


PAUL E. GRAY                         Director since 1990

CHAIRMAN OF THE CORPORATION, MASSACHUSETTS INSTITUTE OF
TECHNOLOGY.  Age 65.  Dr. Gray served as President of
Massachusetts Institute of Technology (education)
from 1980 until he retired in 1990.  He was Chancellor              [PHOTO]
of MIT from 1971 to 1980 and Dean of the School of Engineering from 1970 to 1971. Dr. Gray is a director of Eastman Kodak Company, New England Life Insurance Co.,
New England Investment Co. L.P., and Arthur D. Little,
Incorporated.

   Shares and share equivalents................... 1,350


FRANK SHRONTZ                        Director since 1985

CHAIRMAN EMERITUS, THE BOEING COMPANY. Age 65. Mr. Shrontz
served as Chairman of the Board of The Boeing Company
from 1988 until his retirement on January 31, 1997. He was
Chief Executive Officer from 1986 until 1996 and President          [PHOTO]
from 1985 until 1988. Mr. Shrontz is also a director of Boise Cascade Corporation, Chevron Corporation, Citicorp, and 3M Corporation.

   Shares and share equivalents................... 75,722

                                NOMINEES FOR THREE-YEAR TERMS

                                GEORGE H. WEYERHAEUSER       Director since 1962

                                CHAIRMAN OF THE BOARD, WEYERHAEUSER COMPANY. Age
                                70. Mr. Weyerhaeuser has been Chairman of the Board of Weyerhaeuser Company (forest products)
[PHOTO] since 1988. He joined Weyerhaeuser Company in 1949, became its President in 1966, and was its Chief Executive Officer from 1966 to 1991. He has been a director of that corporation since 1960 and is also a director of Chevron Corporation and SAFECO Corporation.

                                Shares and share equivalents.............. 9,162


                                NOMINEE FOR ONE-YEAR TERM

                                HAROLD J. HAYNES  Director from 1974 to 1982 and
                                                                      since 1984

                                RETIRED CHAIRMAN OF THE BOARD AND CHIEF
                                EXECUTIVE OFFICER, CHEVRON CORPORATION. Age 71. Mr. Haynes served Chevron Corporation (petroleum products) as President from 1969 to 1974 and as
[PHOTO] Chairman of the Board and Chief Executive Officer from 1974 until his retirement in 1981. He currently serves as a director of and Senior Counselor to Bechtel Group, Inc. Mr. Haynes is also a director of PACCAR Inc and Saudi Arabian Oil Company.

                                Shares and share equivalents.............. 8,050


                                CONTINUING DIRECTORS

                                JOHN E. BRYSON               Director since 1995

                                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
                                OFFICER OF EDISON INTERNATIONAL (FORMERLY
                                SCECORP).  Age 53.  Mr. Bryson has served as
                                Chairman of the Board and Chief Executive
                                Officer of Edison International and its
[PHOTO] principal subsidiary, Southern California Edison Company (electric utility), since 1990. He is a director of The Times Mirror Company and the Council on Foreign Relations, and a trustee of Stanford University. Mr. Bryson is also Chairman of the California Business Roundtable. His current term as a Boeing director expires in 1998.

                                Shares and share equivalents............. 2,480

                              CONTINUING DIRECTORS


PHILIP M. CONDIT                       Director since 1992

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER,
THE BOEING COMPANY.  Age 55. Mr. Condit was elected
Chairman of the Board effective February 1, 1997.
He has been Chief Executive Officer since April 29,
1996, and served as President from August 1992 until                 [PHOTO]
becoming Chairman.  From 1989 to 1992, he was Executive
Vice President of Boeing Commercial Airplane Group and
General Manager of its 777 Division. Mr. Condit is also a director of Fluke Corporation and Nordstrom Inc. His current term as a Boeing director expires in 1999.

   Shares and share equivalents.................... 32,059

JOHN B. FERY                           Director since 1989

RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER,
BOISE CASCADE CORPORATION.  Age 67.  Mr. Fery served as
Chairman of the Board of Boise Cascade Corporation (wood
and paper products) from 1978 to 1995, and as Chief
Executive Officer from 1972 until 1994.  He is also a                [PHOTO]
director of Albertson's, Inc., Hewlett-Packard Company, and U.S. Bancorp. His current term as a Boeing director expires in 1999.

   Shares and share equivalents.................... 2,300





DONALD E. PETERSEN                     Director since 1990

RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER,
FORD MOTOR COMPANY.  Age 70.  Mr. Petersen served as
Chairman of the Board and Chief Executive Officer of Ford
Motor Company (automobile manufacturer) from 1985 to 1990.           [PHOTO]
He had served as President of Ford Motor Company from 1980 to 1985. Mr. Petersen is also a director of Dow Jones
& Co., Inc. His current term as a Boeing director expires in 1999.

   Shares and share equivalents.................... 5,559

                              CONTINUING DIRECTORS


                                CHARLES M. PIGOTT            Director since 1972

                                CHAIRMAN EMERITUS, PACCAR INC.  Age 67.  Mr.
                                Pigott was Chairman of the Board and Chief
                                Executive Officer of PACCAR Inc (manufacturer of
[PHOTO] transportation equipment) from 1986 through 1996. He served as President of that company from 1965 to 1987. He is a director of Chevron Corporation and The Seattle Times Company as well as of PACCAR. His current term as a Boeing director expires in 1998.

                                Shares and share equivalents............. 15,871

                                ROZANNE L. RIDGWAY           Director since 1992

                                FORMER ASSISTANT SECRETARY OF STATE FOR EUROPE AND CANADA. Age 61. Ambassador Ridgway served as Co-Chair of The Atlantic council of the United States (an association to promote better understanding of international issues) from 1993 to 1996 and was its President from 1989 through 1992. She served 32 years with the U.S. State
[PHOTO] Department, including service as Ambassador to the German Democratic Republic and to Finland, and, from 1985 until her retirement in 1989, as Assistant Secretary of State for Europe and Canada. She is also a Director of Bell Atlantic Corporation, Citicorp, Emerson Electric Company, RJR Nabisco, Inc., 3M Corporation, The Sara Lee Corporation, and Union Carbide Corporation. Her current term as a Boeing director expires in 1998.

                                Shares and share equivalents.............. 3,243


                           COMPENSATION OF DIRECTORS


The Company pays each non-employee director an annual board retainer fee of $36,000, of which $26,000 is paid in cash and $10,000 is paid in Boeing stock units issued under the Deferred Compensation Plan for Directors.

Additionally, the Company pays each non-employee director an annual committee retainer, for all committee service, of $10,000 for those who serve as chairman of a committee and $6,000 for those who do not. Each non-employee director receives a fee of $2,000 for each day on which he or she attends a Board meeting and a fee of $1,000 for attendance at one or more committee meetings on a day on which a Board meeting is not also held.

Directors may also elect to defer all or a portion of their cash retainers and fees to a cash-based account or to their Boeing stock unit account under the Deferred Compensation Plan.

The number of Boeing stock units credited to each director's account is the number of shares of Boeing common stock that could be purchased with the retainer or fee, based on the Fair Market Value of the stock as of the day on which the retainer or fee is earned. "Fair Market Value" for a single trading day is the mean of the high and low per share trading prices for Boeing common stock as reported in The Wall Street Journal for the New York Stock Exchange -- Composite Transactions.

Boeing stock units earn the equivalent of dividends, which are credited as additional stock units. Directors do not have the right to vote or transfer Boeing stock units. Cash-based accounts earn interest. Amounts held for a director under the Deferred Compensation Plan are intended to be distributed after the director retires from the Board or otherwise terminates service on the Board. Boeing stock units will be distributed as shares of Boeing common stock.

The Company reimburses non-employee directors for actual travel and out-of-pocket expenses incurred in connection with service to the Company.

At the time of a non-employee director's first annual meeting, the director receives an initial option to purchase 1,500 shares of Boeing stock. After each subsequent annual meeting during the non-employee director's term, the director receives an option to purchase an additional 1,200 shares. The exercise price of an option is equal to the average of the Fair Market Values for the fifth through ninth business days following the date of grant. Options vest approximately one year after grant, provided the recipient remains a director. Options become exercisable in installments one, three, and five years after the date of grant.

Directors who are employees of the Company do not receive any compensation for their service as directors.

                               RETIREMENT POLICY

The retirement policy of the Board of Directors is as follows: (a) each director who is not an officer of the Company will resign permanently as a director at the annual meeting of shareholders following that director's 72nd birthday, and
(b) each director who is an officer of the Company will tender to the Organization and Nominating Committee a resignation as a director on the first to occur of the following: (i) the officer retires under The Boeing Company Employee Retirement Plan or (ii) the officer no longer fulfills a primary role in the Company, as determined by the Organization and Nominating Committee. In any case, such director will retire permanently as a director no later than the annual meeting of shareholders following that director's 72nd birthday. This policy applies without regard to whether a director has completed his or her term.

The Company does not provide any retirement benefits to non-employee directors.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has standing Audit, Compensation, Finance, and Organization and Nominating Committees. Additionally, from time to time, the Board establishes special committees for specific purposes. The membership of the standing committees is usually determined at the organizational meeting of the Board in conjunction with the annual meeting of shareholders. Only independent directors currently serve on standing committees. The membership of the committees is as follows, with the chairman of each committee listed first:

                                                                      ORGANIZATION
AUDIT                 COMPENSATION             FINANCE               AND NOMINATING
-----                 ------------             -------               --------------

Stanley Hiller, Jr.   Harold J. Haynes         John B. Fery          Charles M. Pigott
John E. Bryson        Donald E. Petersen       John E. Bryson        Harold J. Haynes
John B. Fery          Charles M. Pigott        Paul E. Gray          Donald E. Petersen
Paul E. Gray          George H. Weyerhaeuser   Stanley Hiller, Jr.   George H. Weyerhaeuser
Rozanne L. Ridgway                             Rozanne L. Ridgway

AUDIT COMMITTEE

The Audit Committee selects and engages the independent auditors. The committee reviews the audit plans and audit findings of both the independent auditors and the internal auditors, the independent auditors' opinion of the financial statements, and the internal auditors' reports on the effectiveness of internal controls. The committee also reviews the Company's compliance with laws, regulations, and Company policies relating to political contributions, sales consultants, and government affairs consultants; the Company's ethics and business conduct program; compliance with the principles of the Defense Industry Initiative on Business Ethics and Conduct; and the Company's annual disclosure documents. The committee monitors the adequacy and effectiveness of the Company's financial controls and financial reporting processes, meets with counsel as to significant pending and threatened litigation, and assesses the Company's risk management program. The Audit Committee held four meetings in 1996.

COMPENSATION COMMITTEE

The Compensation Committee establishes and administers the Company's executive compensation plans. It sets policy for employee benefit programs and plans. The committee oversees administration of the employee retirement and various other benefit plans. The Committee makes recommendations to the Board of Directors concerning the salaries of elected Company officers. The committee determines the number of stock options awarded to certain officers of the Company and the terms and conditions on which options will be granted. It administers the Incentive Compensation Plan, stock option plans, and Deferred Compensation Plans. The Compensation Committee held six meetings in 1996.

FINANCE COMMITTEE

The Finance Committee reviews and makes recommendations concerning proposed dividend actions, current and projected capital requirements, and issuance of debt or equity securities. It reviews the Company's credit agreements and short-term investment policy. The committee also reviews the investment policies,administration, and performance of the trust investments of the Company's employee benefit plans. In 1996, the Finance Committee held six meetings.

ORGANIZATION AND NOMINATING COMMITTEE

The Organization and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to the responsibilities and functions of the Board and Board committees, and with respect to Board compensation. The committee makes recommendations to the Board of Directors concerning the composition and governance of the Board, including recommending candidates to fill vacancies on, or to be elected or reelected to, the Board. The committee will consider the names and qualifications of candidates for the Board submitted by shareholders in accordance with the procedures referred to on page 39 of this proxy statement. The committee oversees evaluation of the directors, Board committees and the Board. The committee also makes recommendations to the Board concerning candidates for election as Chief Executive Officer and other corporate officers, and counsels on succession planning for senior management. The Organization and Nominating Committee held six meetings in 1996.

                          BOARD AND COMMITTEE MEETINGS

During 1996, the Board held ten meetings and the committees described above held 22 meetings. Average attendance by incumbent directors at all such meetings was 95%. Each incumbent director attended at least 82% of the total number of Board and committee meetings he or she was eligible to attend.

                           RELATED PARTY TRANSACTIONS

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which certain Boeing directors are executive officers. The Company does not consider the amounts involved in such transactions to be material in relation to its business and believes that such amounts are not material in relation to the business of such other corporations or the interests of the directors involved.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and certain of its officers to send reports of their ownership of Boeing stock and of changes in such ownership to the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. Robert
A. Davis, an officer of the Company, inadvertently filed one such report, reporting one transaction, 19 days late.

                               SECURITY OWNERSHIP

The table below shows ownership of Boeing common stock as of February 24, 1997,
(a) by each director, (b) by the Chief Executive Officer and the other four most highly compensated executive officers (collectively, the "Named Executive Officers"), and (c) by all directors and executive officers as a group.

The first column, "Number of Shares Beneficially Owned," shows for each person the number of shares of Boeing common stock directly and indirectly owned on February 24, 1997, including shares owned by, or jointly with, his or her spouse. The second column shows the number of shares that each person may acquire on or before April 25, 1997, by exercising stock options awarded by the Company. The third column shows the number of share equivalents and interests in shares held pursuant to the Company's compensation and benefit plans, on February 24, 1997. All numbers in the table are rounded to the nearest whole shares.

No family relationship exists between any of the directors or executive officers of the Company.

All amounts shown in the table together represent less than one percent of the outstanding shares of Boeing common stock. The Company is not aware of any person who beneficially owns five percent or more of the outstanding Boeing common stock.

                                                            NUMBER OF
                                         NUMBER OF         SHARES THAT          NUMBER OF
                                          SHARES              MAY BE              SHARE
                                       BENEFICIALLY        ACQUIRED BY         EQUIVALENTS
NAME OF BENEFICIAL OWNER                   OWNED        EXERCISING OPTIONS        HELD
----------------------------------------------------------------------------------------

DIRECTORS

John E. Bryson                             1,000               600             1,480(1)
John B. Fery                               2,250             2,850                50(1)
Paul E. Gray                               1,300             2,050                50(1)
Harold J. Haynes                           8,000             2,850                50(1)
Stanley Hiller, Jr.                       10,630             2,850                50(1)
Donald E. Petersen                         1,500             2,850             4,059(1)
Charles M. Pigott                         15,093             2,850               778(1)
Rozanne L. Ridgway                           580             2,370             2,663(1)
George H. Weyerhaeuser                     9,112             2,850                50(1)

NAMED EXECUTIVE OFFICERS
(*also serve as directors)

Philip M. Condit*                          9,767            174,506           22,292(2)
Frank Shrontz*                            44,977            393,250           30,745(1)(2)
Boyd E. Givan                             12,903(3)         127,380           12,685(2)
C. Gerald King                            10,075            101,594           11,472(2)
Ronald B. Woodard                          1,848             67,512           11,524(2)(4)

All directors and executive
officers as a group (19 persons)         161,856(3)       1,121,491          132,410

                      Footnotes to Security Ownership Table
--------------------------------------------------------------------------------

(1) All non-employee directors receive part of their Board retainer in Boeing stock units. In addition, they may choose to defer all or part of their cash compensation in the form of Boeing stock units under the Deferred Compensation Plan for Directors. The owners of such units do not have the right to vote or to transfer them. See "Compensation of Directors" on page
    8. Mr. Shrontz became a non-employee director following his retirement on January 31, 1997, and received 16 stock units as part of his compensation for services as a non-employee director in 1997. Those units are included in the stock unit column of the table in footnote 2, below.

(2) Executive officers receive a portion of their incentive compensation in the form of units based on Boeing common stock. Beginning with 1994, they have received Boeing Stock Units ("BSUs"), issued pursuant to the Company's Incentive Compensation Plan. BSUs are payable in cash or in shares of stock three years after they are awarded, unless they have been deferred. For the years 1990 through 1995, the executive officers received performance shares, issued pursuant to the Long-Term Incentive Program. Performance shares are converted into shares of Boeing common stock four years after they are awarded. The officers cannot vote either of these types of share equivalents or transfer them unless and until they are converted into Boeing common stock, and they may be forfeited on termination of employment. For further description of these interests, see the Compensation Committee Report on Executive Compensation, which begins on page 18.

    Under the Deferred Compensation Plan for Employees, executive officers may also choose to defer cash compensation into cash accounts that bear interest or stock unit accounts that earn the equivalent of dividends. Deferred amounts are not forfeited on termination of employment, but are intended to be paid out after retirement. They are paid out in cash unless the officer elects, in accordance with the terms of the Deferred Compensation Plan, to receive shares of Boeing common stock. The officers cannot vote deferred stock units or transfer them unless and until they are converted into Boeing common stock. Mr. Condit has deferred a portion of his 1996 cash incentive award into a stock unit account; the number shown for him in the table below includes 4,031 deferred stock units as well as 5,921 BSUs.

    The stock units and performance shares held by each Named Executive Officer as of February 24, 1997, are as follows:


                      BSUs and other  Performance
                       stock units       shares
------------------------------------------------
Philip M. Condit             9,952        12,340
Frank Shrontz                3,285        27,460
Boyd E. Givan                3,065         9,620
C. Gerald King               2,942         8,530
Ronald B. Woodard            3,007         5,320


(3) This number does not include 3,815,012 shares for which Mr. Givan has shared investment power as a member of the Retirement Committee and the Voluntary Investment Plan Committee, which committees are appointed by the Board of Directors. Mr. Givan does not have beneficial ownership of these shares.

(4) In addition to the stock units and performance shares shown in footnote 2, Mr. Woodard has units equivalent to 3,197 shares in Fund E of the VIP
    Plan, a 401(k) retirement plan, and may instruct the trustee how to vote his units. See page 2 for additional information on VIP Fund E.

                             EXECUTIVE COMPENSATION

The following table summarizes the annual and long-term compensation of the Named Executive Officers for fiscal years 1996, 1995, and 1994. All numbers in the table are rounded to the nearest dollar or whole share. The Compensation Committee Report on Executive Compensation begins on page 18.


                                                    SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                                                      LONG-TERM COMPENSATION
                                                            ----------------------------------------------
                                                 ANNUAL
                                              COMPENSATION                AWARDS                  PAYOUTS
                                         -----------------------------------------------------------------
                                                                                    SECURITIES
                                                                                      UNDER-                         ALL
NAME AND                                                           RESTRICTED         LYING         LTIP            OTHER
PRINCIPAL                                 SALARY      BONUS          STOCK           OPTIONS      PAYOUTS        COMPENSATION
POSITION IN 1996                  YEAR     ($)         ($)(3)         ($)(4)           (#)          ($)(5)           ($)(6)
---------------------------------------------------------------------------------------------------------------------------------
Philip M. Condit                  1996   $694,829   $639,000         $258,701           75,000                        $57,958
President                         1995    558,622    373,800          150,739           57,883    $197,921             47,249
& CEO (1)                         1994    499,714    292,000           72,608           21,250     139,613             40,514

Frank Shrontz                     1996    996,168    852,000          344,935                0                         94,038
Chairman of the                   1995    944,062    712,000          287,122          120,000     573,881             85,289
Board(2)                          1994    844,828    600,000          149,194           31,875     404,813             74,959

Boyd E. Givan                     1996    422,606    262,800          111,212           27,000                         38,407
Senior Vice President             1995    393,870    213,600           86,137           33,076     186,173             35,315
& CFO                             1994    372,874    172,000           42,769           57,750     137,700             31,102

C. Gerald King                    1996    399,618    249,300          104,769           27,000                         35,599
Senior Vice President-            1995    374,330    206,800           82,946           29,548     195,210             33,049
Pres., Defense & Space Group      1994    333,143    168,000           41,774           57,750     131,325             27,316

Ronald B. Woodard                 1996    446,744    279,900          119,042           40,000                         34,224
Senior Vice President-            1995    383,755    203,600           86,137           35,000     101,220             29,728
Pres., Commercial                 1994    316,476    148,000           36,801           57,750      71,400             22,592
Airplane Group
---------------------------------------------------------------------------------------------------------------------------------

(1)  Mr. Condit was elected Chairman of the Board effective February 1, 1997.

(2) Mr. Shrontz ceased to serve as Chief Executive Officer of the Company on April 29, 1996 and retired as Chairman of the Board of Directors on January 31, 1997, but continues to serve on the Board of Directors, with the title Chairman Emeritus.

(3) Incentive compensation (reported in the Bonus and Restricted Stock columns) is based on performance in the year shown, but is determined and paid the following year.

(4) The amount reported for each officer for each year is the value of the BSUs awarded in February of the following year. The number of BSUs awarded is the number of shares that could be purchased with 30% (20% for 1994) of the officer's target incentive award, adjusted for Company performance, using as the purchase price the Fair Market Value (as defined on page 8) of Boeing common stock on that date. However, in accordance with the SEC's proxy rules, the value of the BSUs awarded is shown here using the closing market price of Boeing common stock on the date of the award. For a discussion of target incentive awards, see the Compensation Committee Report on Executive Compensation, at page 19.

    BSUs earn the equivalent of dividends, which are reinvested in BSUs each quarter. BSUs vest and are payable three years after the award. The officer may choose to receive for each BSU one share of Boeing common stock or cash equal to the Fair Market Value of one share at the time of vesting.

    The following table shows all stock units and performance shares held by each of the Named Executive Officers, including those whose value is shown in the Summary Compensation Table and those granted in previous years and not yet converted into common stock. The columns are (a) the aggregate number of BSUs and other stock units (for discussion of other stock units, see footnotes 1 and 2 to the Security Ownership Table, at page 13) held as of February 24, 1997, (b) the value of those BSUs and other stock units, based on the closing market price of Boeing common stock on February 24, 1997, which was $105.50 per share, (c) the aggregate number of performance shares held as of December 31, 1996, and (d) the value of those performance shares, based on the closing market price of Boeing common stock on December 31, 1996, which was $106.50 per share.


                       NUMBER    2/24/97 VALUE
                      OF BSUS       OF BSUS        NUMBER OF   12/31/96 VALUE
                     AND OTHER     AND OTHER     PERFORMANCE   OF PERFORMANCE
                    STOCK UNITS   STOCK UNITS       SHARES         SHARES
-----------------------------------------------------------------------------
Philip M. Condit        9,952    $1,049,909           12,340       $1,314,210
Frank Shrontz           3,285       346,575           27,460        2,924,490
Boyd E. Givan           3,065       323,334            9,620        1,024,530
C. Gerald King          2,942       310,412            8,530          908,445
Ronald B. Woodard       3,007       317,220            5,320          566,580

    The Long-Term Incentive Program is described in the Compensation Committee Report on Executive Compensation, at page 20.

(5) The amount reported for each officer on the line for 1995 reflects the award of performance-based performance shares (under the Long-Term Incentive Program) by the Compensation Committee in 1996, based on performance in the three-year period ended December 31, 1995. The amount reported for each officer on the line for 1994 reflects the award of performance-based performance shares in 1995, based on performance in the three-year period ended December 31, 1994. The amount shown in each year is equal to the number of performance-based performance shares awarded multiplied by the closing market price of Boeing common stock on the date of the award. The awards made in 1996 were the last to be made under the Long-Term Incentive Program. Performance shares earn dividend equivalents and interest on dividend equivalents, payable after four years, when each performance share is converted into one share of Boeing common stock.

(6) Amounts of "All Other Compensation" are the sums of the value of (a) dividend equivalents and interest on dividend equivalents on performance shares under the Long-Term Incentive Program, (b) Company contributions to the Company's Financial Security Plan, Supplemental Benefit Plan, and Voluntary Investment Plan, and (c) premiums paid by the Company for term life insurance for the benefit of the insured. The amounts described in (a),
    (b), and (c) above, for the Named Executive Officers for 1996, are as follows:

                                  (A)        (B)        (C)
         ---------------------------------------------------
         Philip M. Condit       $14,177    $42,161    $1,620
         Frank Shrontz           33,414     59,004     1,620
         Boyd E. Givan           11,645     25,142     1,620
         C. Gerald King          10,236     23,743     1,620
         Ronald B. Woodard        5,922     26,682     1,620


                       OPTION GRANTS IN 1996
--------------------------------------------------------------------------------
      INDIVIDUAL GRANTS
----------------------------------------------------

                         NUMBER OF
                        SECURITIES       PERCENT
                          UNDER-         OF TOTAL                                           POTENTIAL REALIZABLE VALUE AT
                           LYING         OPTIONS                                         ASSUMED ANNUAL RATES OF STOCK PRICE
                          OPTIONS       GRANTED TO         EXERCISE       EXPIRA-          APPRECIATION FOR OPTION TERM(2)
                          GRANTED      EMPLOYEES IN          PRICE         TION          ----------------------------------------
NAME                      (#) (1)       FISCAL YEAR          ($/SH)        DATE          0% ($)       5% ($)          10% ($)
---------------------------------------------------------------------------------------------------------------------------------
P.M. Condit              75,000            2.25              82.00         2/26/06        $    0      $3,867,702      $9,801,516
F. Shrontz                    0              --                 --              --             0               0               0
B.E. Givan               27,000             .81              82.00         2/26/06             0       1,392,373       3,528,546
C.G. King                27,000             .81              82.00         2/26/06             0       1,392,373       3,528,546
R.B. Woodard             40,000            1.20              82.00         2/26/06             0       2,062,774       5,227,475

Share price                                                                                82.00       133.57          212.69

All optionees (more than 13,300)                                                               0      172 million     436 million
All shareholders(3)                                                                            0   17,794 million  45,094 million
Gain of all optionees as % of gain of all shareholders                                         0        0.97%           0.97%
-----------------------------------------------------------------------------------------------------------------------------------

(1) All options shown for the Named Executive Officers were granted on February 26, 1996, pursuant to the 1993 Incentive Stock Plan for Employees. The per share exercise price is the Fair Market Value of Boeing common stock (as defined on page 8) on the date of grant, and the term of each option is ten years, subject to earlier termination in the event of termination of employment. The options vest after one year's employment from the date of the grant. As to each grant, 40% becomes exercisable after one year from the date of grant, an additional 30% after three years, and the remaining 30% after five years. The exercise price may be paid by cash or by delivery of shares of Boeing common stock already owned. The schedule on which options become exercisable is subject to acceleration for retirement, death, disability or layoff after vesting.

(2) Potential realizable values are based on assumed compound annual appreciation rates specified by the SEC. These increases in value are based on speculative assumptions and are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(3) Each amount represents the increase in total market value of outstanding Boeing common stock consistent with the stock price appreciation assumptions above. On the date on which these options were granted, February 26, 1996, there were 345,056,190 shares of common stock outstanding.


                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                        AND YEAR-END OPTION/SAR VALUES
--------------------------------------------------------------------------------

                         SHARES                              NUMBER OF
                        ACQUIRED                        SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                           ON           VALUE           UNEXERCISED OPTIONS/               IN-THE-MONEY OPTIONS/
                        EXERCISE       REALIZED       SARS AT FISCAL YEAR-END(#)         SARS AT FISCAL YEAR-END ($)(2)
                                                      ------------------------------------------------------------------
NAME                      (#)           ($)(1)        EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
Philip M. Condit         55,448        $2,532,699        146,806        133,130           $ 9,441,121      $5,399,550
Frank Shrontz            92,433         5,786,997        524,749        110,251            36,018,417       6,720,254
Boyd E. Givan            16,827           880,002        120,231         62,146             7,712,976       2,812,335
C. Gerald King           34,300         1,962,612         90,884         60,029             5,610,643       2,685,315
Ronald B. Woodard        29,700         1,228,938         45,774         72,476             2,739,265       2,946,735

--------------------------------------------------------------------


(1) The value realized is the difference between the Fair Market Value of the underlying stock at the time of exercise and the exercise price.

(2) Amounts are based on the Fair Market Value of Boeing common stock on the last trading day of the year, December 31, 1996, which was $106.50. There is no guarantee that if and when these options are exercised they will have this value.

                               PENSION PLAN TABLE

    The following table shows the estimated annual benefits payable to an employee, assuming retirement on January 1, 1997, at age 65 after selected periods of service, including amounts to be paid pursuant to the Employee Retirement Plan, the Supplemental Benefit Plan, and the Supplemental Retirement Plan, based on straight life annuity amounts. The plans also permit selection of a joint and survivor annuity with reductions in the benefits shown. The benefits shown in the table are not subject to any deduction for Social Security or other offset amounts.

                          YEARS OF CREDITED SERVICE(1)

 Remuneration(2)           15              20              25             30             35            40
-------------------------------------------------------------------------------------------------------------
$  300,000              $ 65,400        $ 87,200        $109,100        $130,900     $  152,700    $  174,500
   600,000               132,900         177,200         221,860         265,900        310,200       354,500
   900,000               200,400         267,200         334,310         400,900        467,700       534,500
 1,200,000               267,900         357,200         446,600         535,900        625,200       714,500
 1,500,000               335,400         447,200         559,100         670,900        782,700       894,500
 1,800,000               402,900         537,200         671,600         805,900        940,200     1,074,500
 2,100,000               470,400         627,200         784,100         940,900      1,097,700     1,254,500
-------------------------------------------------------------------------------------------------------------

(1) For pension plan purposes, "credited" service begins after one year of employment with the Company. Credit for the first year is made up during the 20th, 21st, and 22nd years of employment. The Named Executive Officers have the following years of credited service:

                        Philip M. Condit                    31.5
                        Frank Shrontz                       38.5
                        Boyd E. Givan                       30.9
                        C. Gerald King                      38.5
                        Ronald B. Woodard                   30.4

(2) Pension benefits are based on earnings in the last ten years of employment, which equal (a) the average annual salary for the highest consecutive 60 months, plus (b) the average annual incentive compensation for the five highest years. The total annual averages for the Named Executive Officers are currently as follows:

                        Philip M. Condit                    $1,003,500
                        Frank Shrontz                        1,697,333
                        Boyd E. Givan                          624,500
                        C. Gerald King                         580,750
                        Ronald B. Woodard                      536,633

    In the Bonus column of the Summary Compensation Table on page 14, amounts shown for 1996 and 1995 are net of approximately 30% of the incentive award, which was converted into BSUs, and amounts shown for 1994 are net of approximately 20%, which was converted into BSUs. The values of BSUs (at the closing market price of Boeing common stock on the day the BSUs were granted) are shown in the Restricted Stock column. Compensation covered under the plans referred to above includes the full incentive award, which is the total of the Bonus and Restricted Stock columns.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") establishes and administers the Company's executive compensation programs. The goals of the Company's integrated executive compensation programs are to:

     1.   Align executive compensation with shareholder interests;

     2.   Attract, retain, and motivate a highly competent executive team;

     3.   Link pay to individual, operating group, and Company performance; and

     4. Achieve a balance between incentives for short-term and for long-term results.

The full Board of Directors reviews the Committee's recommendations and approves the salaries of all elected officers, including the Named Executive Officers identified on page 12. The Committee is responsible for all other elements of executive compensation, including annual incentive awards, stock options, and the Long-Term Incentive Program for key executives.

Boeing executive officers are assigned to pay grades, each with an established salary range, a percentage of salary that is a norm for the annual incentive award, and a factor of salary on which stock option grants are based. Assignment to a pay grade is determined by comparing individual responsibilities with industry survey data and internal executive job relationships. It is the Committee's objective to maintain a competitive compensation structure for Boeing executives.

Boeing executive compensation programs are designed to provide awards based on individual, operating group, and overall Company performance measures. To the extent that there is no adverse effect on this performance-related approach or on the Company's ability to provide competitive compensation, it is the Committee's policy to minimize executive compensation expense that is non-deductible by the Company for tax purposes. In 1996, none of the Named Executive Officers received compensation that was non-deductible by the Company.

Salaries

The Committee annually reviews the salary levels of executive officers, using data provided by an outside consulting firm and comparing Boeing salaries to those for comparable jobs in major aerospace and other large industrial corporations. These companies are selected on the basis of their comparable size and operating performance, and include approximately half of the aerospace and defense companies in the Standard & Poor's Aerospace Index used in the performance comparison graphs on page 22. Boeing executive officer salary levels are targeted for the median of salaries of corresponding positions at the benchmark companies.

Executive officer salary adjustments are determined by a subjective evaluation of individual performance and by comparisons to peers inside and outside the Company. Survey data indicate that 1996 base salaries of the Named Executive Officers, including Mr. Condit, are on average slightly below the median of the benchmark companies.

Annual Incentive Awards

Annual incentive awards are designed to focus management attention on Company performance. Each pay grade has an assigned incentive award percentage (which is a percentage of annual salary). That percentage is adjusted based on Company, operating group, and individual performance. The incentive award percentages assigned to the Named Executive Officers' pay grades range from 60% to 80% of salary. The actual incentive award an executive officer is eligible to receive can range from zero to two times the incentive award percentage assigned to that officer's pay grade. Annual incentive awards for the Named Executive Officers are paid out approximately 70% in cash and 30% in BSUs, which are discussed below.

The incentive awards approved by the Committee are based on evaluation of Company and operating group performance, coupled with a subjective evaluation of individual performance. The resulting performance evaluation produces a percentage factor that may increase or decrease the incentive awards for an executive officer.

In 1996, Company performance was evaluated based on the Company's overall profitability and growth, measured by shareholder value over the long-term, and on quality, measured by customer, employee, and community satisfaction. Shareholder value is indicated by performance comparisons with the S&P Aerospace Index companies, the S&P 500 Stock Index, and a select group of premier companies. Longer-term performance tracking is generally consistent with the Company's long-term programs and business cycles. In addition to comparison of the relative shareholder return performances on this basis, the Committee's final evaluation included subjective and internal analysis of the reasons for changes in the Company's shareholder value. The decision to merge with McDonnell Douglas was recognized as an important strategic action to position the Company as the premier aerospace company in the world.

With regard to the Company's long-term shareholder value measurements, the Company outperformed both the S&P Aerospace Index and the S&P 500, and was in the top quartile of the selected premier companies.

Operating group performance was evaluated based primarily on the group's performance against its goals as to (a) cost performance; (b) profit contribution; (c) market share or new product orders; and (d) progress on major initiatives, such as strategic planning and implementation, process improvements, and employee relations and development.

For 1996, the Committee assessment was that the operating groups performed well, making progress toward reducing product cost and cycle-time, maintaining the leading market share in the commercial airplane market, and exceeding new order goals in the defense and space market. The Company, through its operating groups, realized near record orders for its products, put plans in place for a substantial increase in the production rate for commercial airplanes, and implemented an effective transition for the acquisition of the Rockwell aerospace and defense businesses. Awards for the Named Executive Officers other than Mr. Condit, based on the foregoing assessment, averaged 147% of their assigned percentages.

Cash Awards. The cash portion of each incentive award is shown in the Bonus Column of the Summary Compensation Table on page 14.

The cash portion of Mr. Condit's annual incentive award was based on his effective leadership and successful overall contributions to the Company's positive operating performance, product quality, and customer satisfaction. The cash portion of the incentive award made by the Committee for Mr. Condit's outstanding leadership over all operations is shown in the Bonus column of the Summary Compensation Table on page 14.

Boeing Stock Units. BSUs are phantom Boeing shares, credited in Boeing records without voting rights but earning dividend equivalents. The number of BSUs awarded was determined by crediting each executive with the number of shares that could be purchased with 30% of that officer's target incentive award, adjusted for Company performance, based on the Fair Market Value of Boeing stock (as defined on page 8) on the day of the award. The BSUs vest three years after the award and each executive may choose to have them paid out in either shares of Boeing stock or cash. The values of the BSUs at the time of grant to Mr. Condit and the other Named Executive Officers are shown in the Restricted Stock column of the Summary Compensation Table on page 14.

Stock Options

Stock options are granted to provide a long-term incentive that is directly linked to shareholder value. To recognize the different levels of responsibilities within the Company, the number of stock options an executive officer is granted is based on the officer's pay grade and salary, and the price of Boeing stock. However, all stock option grants are subject to discretionary adjustments based on individual performance or for purposes of retention.

Stock options are granted with an exercise price equal to the Fair Market Value of Boeing stock on the date of grant; they become exercisable in 40%, 30%, and 30% increments after one, three, and five years, respectively. To encourage stock retention, and consistent with past practice, stock options are granted as incentive stock options to the extent permitted under the Internal Revenue Code. Mr. Condit's stock option grant in 1996 was consistent with these guidelines.

In approving annual stock option grants, the number of outstanding stock options already held by an individual did not influence the Committee's decision.

Long-Term Incentive Program

This program is being phased out. New cycles under this program were discontinued in 1994. Prior to 1994, certain senior executives were chosen by the Committee to participate in the Long-Term Incentive Program. Under the program, executive investment performance shares were allocated in the first year of a seven-year performance cycle. After completion of the third year of the cycle, the Committee, in its discretion, could award performance shares in an amount from zero to 200% of the number of each participant's initial shares for the cycle, depending on the Committee's assessment of management's achievement of certain performance goals. Each performance share is converted into one share of Boeing stock four years after it is awarded and earns dividend equivalents and interest on dividend equivalents, which are payable when the performance share is converted into stock.

The size of the performance-based awards were based on an assessment of overall performance against targets of profitability and growth as measured by return on equity, real sales growth, and quality improvement as measured by customer, employee, and community satisfaction, as well as consideration of total shareholder return. Although the Committee did not assign relative weights to these factors, each factor has specific targets and measures. For the three-year period ended December 31, 1995, the Committee concluded that the Company produced excellent results for that period of the performance cycle, resulting in an award of performance-based shares at 140% of the number of executive investment performance shares awarded at the beginning of the cycle. The percentage awarded is the same for all participants.

The resulting awards for Mr. Condit and the other Named Executive Officers are shown on the lines for 1995 in the LTIP Payouts column of the Summary Compensation Table on page 14.

                                    COMPENSATION COMMITTEE:
                                      Harold J. Haynes, Chairman
                                      Donald E. Petersen
                                      Charles M. Pigott
                                      George H. Weyerhaeuser

                    SHAREHOLDER RETURN ON PERFORMANCE GRAPHS

The following graphs show changes in the value of $100 invested at year-end 1991 and 1986, respectively, in (a) Boeing common stock, (b) Standard & Poor's 500 Stock Index, and (c) Standard & Poor's Aerospace Index. The investment values are based on share price appreciation plus dividends paid in cash, assuming that dividends were reinvested on the date on which they were paid.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG BOEING, S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          S&P          S&P
(Fiscal Year Covered)        BOEING         500 INDEX    AEROSPACE
-------------------          ----------     ---------     ----------
Measurement Pt-  1991        $100           $100         $100
FYE   1992                   $ 86           $107         $105
FYE   1993                   $ 95           $118         $136
FYE   1994                   $106           $119         $147
FYE   1995                   $179           $163         $243
FYE   1996                   $247           $201         $312



                       TEN-YEAR CUMULATIVE TOTAL RETURNS

                COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN
                   AMONG BOEING, S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          S&P          S&P
(Fiscal Year Covered)        BOEING         500 INDEX    AEROSPACE
-------------------          ----------     ---------     ----------
Measurement Pt-  1986        $100           $100         $100
FYE   1987                   $ 75           $105         $ 82
FYE   1988                   $126           $123         $103
FYE   1989                   $189           $161         $133
FYE   1990                   $221           $156         $139
FYE   1991                   $237           $203         $165
FYE   1992                   $204           $218         $174
FYE   1993                   $226           $239         $225
FYE   1994                   $251           $241         $243
FYE   1995                   $425           $332         $401
FYE   1996                   $585           $408         $517

The Board of Directors and its Compensation Committee recognize that the market price of stock is influenced by many factors, only one of which is issuer performance. The Company's stock price is significantly influenced by cyclical fluctuations in the commercial jet aircraft global market environment and, to a lesser degree, changes in national defense priorities. The stock price performance shown in the graphs is not necessarily indicative of future price performance.

                                  PROPOSAL 2:
                      AMENDMENT OF RESTATED CERTIFICATE OF
                      INCORPORATION TO INCREASE AUTHORIZED
                                 CAPITAL STOCK

On February 24, 1997, the Board of Directors approved an amendment (the "Charter Amendment") to the Company's Restated Certificate of Incorporation (the "Restated Certificate") to double the authorized capital stock of the Company. The new total would be 1,220,000,000 shares, consisting of 1,200,000,000 shares of common stock and 20,000,000 shares of preferred stock. On the same date, the Board authorized a 2-for-1 split of the issued common stock, subject to approval by the shareholders of the Charter Amendment. The Board directed that the Charter Amendment be submitted to shareholders for their consideration and approval at the Annual Meeting.

The Restated Certificate currently authorizes the issuance of up to 10,000,000 shares of preferred stock and 600,000,000 shares of common stock. No preferred stock has been issued.

The status and proposed use of the 600,000,000 shares of common stock are as follows:

 . As of February 24, 1997, a total of 360,763,670 shares of common stock were issued (including 181,423 treasury shares).

 . A total of 20,322,000 shares are reserved for stock awards and options granted or to be granted under the Company's employee and director stock-based plans, assuming termination of the 1993 Incentive Stock Plan for Employees, as proposed in Proposal No. 3.

 . If adoption of the 1997 Incentive Stock Plan for Employees is approved by shareholders, an additional 15,000,000 shares will be reserved for issuance under that Plan and an additional 1,500,000 shares may be reserved in the event of an acquisition. (See Proposal No. 3, on page 27.)


 . On December 15, 1996, the Company and McDonnell Douglas Corporation jointly announced an agreement for a stock-for-stock merger (the "Merger"). The proposed Merger contemplates (subject to approval by Boeing shareholders) issuance of .65 of a share of Boeing common stock for each outstanding McDonnell Douglas share, which is expected to result in the issuance of approximately 138,000,000 shares of Boeing common stock to McDonnell Douglas shareholders.

Therefore, following the Merger, without an increase in the number of authorized shares of common stock, the Company would have available for future issuance only approximately 64,415,000 authorized shares of common stock. As this amount would be insufficient to permit the stock split, the stock split will not be implemented if the Charter Amendment is not approved.

APPROVAL OF THE CHARTER AMENDMENT WILL NOT CONSTITUTE A VOTE FOR, AND IS NOT A CONDITION TO THE CONSUMMATION OF, THE MERGER.

The Board believes it is desirable to increase the number of authorized shares. This action will permit the proposed 2-for-1 split of the issued common stock, which should result in a market price that will be attractive to a broader spectrum of investors. The increase will also provide the Company with flexibility in the future by assuring the availability of sufficient authorized but unissued common stock for valid corporate purposes such as financings, stock dividends, mergers and acquisitions. The newly authorized common stock would be available for issuance without further action by shareholders except as required by law or applicable stock exchange requirements. For example, the current rules of the New York Stock Exchange would require approval by the Company's shareholders if the number of shares of common stock to be issued equaled or exceeded 20% of the number of shares of common stock outstanding immediately prior to such issuance.

The Company has no current plan or commitment to issue shares of stock for purposes other than those discussed above, including any plan or intention to issue such shares as a takeover defense. Nevertheless, the additional authorized shares could be used to discourage persons from attempting to gain control of the Company or make more difficult the removal of management. For example, additional shares could be used to dilute the voting power of shares then outstanding or issued to persons who would support the Board in opposing a takeover bid or a solicitation in opposition to management. Management is not currently aware of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise.

The Restated Certificate, the Company's By-Laws, its Stockholder Rights Plan and the laws of both Delaware and Washington contain the following additional provisions that may also have the effect of delaying, deterring, or preventing a change in control of the Company.

Restated Certificate and By-Laws. The Restated Certificate contains a fair price provision that requires the affirmative vote of at least 75% of the voting stock to authorize a Business Combination (as defined in the Restated Certificate) unless (a) such Business Combination is approved by the affirmative vote of a majority of the Continuing Directors or (b) the Continuing Directors determine that certain price and procedural requirements have been satisfied. In addition, the Restated Certificate and By-Laws (i) authorize the Board, without further shareholder approval, to issue shares of preferred stock in one or more series and to fix the terms and provisions of each series; (ii) provide for staggered terms for directors of the Company; (iii) eliminate cumulative voting for directors; (iv) limit action by written consent of the Company's shareholders;
(v) impose a longer notice period for special stockholder meetings when the Company has a 10% or greater shareholder; (vi) permit directors to be removed only for cause; (vii) impose heightened requirements for filling vacancies on the Board when the Company has a 10% or greater shareholder; (viii) set minimum notice requirements for shareholder nomination of directors and submission of other business at shareholder meetings; and (ix) in certain instances, require the vote of at least 75% of the outstanding shares of voting stock to amend or terminate provisions of the Restated Certificate and By-Laws regarding the fair price provision, staggered terms, cumulative voting, notice requirements for meetings, removal of directors, the method of filling vacancies on the Board, and certain other provisions.

Stockholder Rights Plan. In July 1987, the Company adopted a Stockholder Rights Plan and declared a dividend distribution of one preferred share purchase right for each outstanding share of common stock. The rights will be exercised only
(a) if a person or group has acquired, or obtained the right to acquire, 20% or more of the outstanding shares of common stock; (b) following the commencement of a tender or exchange offer for 30% or more of such outstanding shares of common stock; or (c) after the Board declares any person, alone or together with affiliates and associates, to be an "Adverse Person." If the Board declares a person to be an Adverse Person, or a person or group acquires more than 30% of the then outstanding shares of common stock (except pursuant to an offer which the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), each right will entitle its holder to receive, upon exercise, Boeing common stock (or in certain circumstances, other securities of Boeing) having a value equal to two times the exercise price of the right. The

Company is entitled to redeem the rights at $.05 per right at any time prior to the earlier of the expiration of the rights in August 1997 or 10 days following the time that a person has acquired or obtained the right to acquire a 20% position. The Company may not redeem the rights if the Board has previously declared a person to be an Adverse Person. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the Company's earnings.

The Stockholder Rights Plan expires on August 7, 1997. The Board's current intention is to permit the Stockholder Rights Plan to expire in accordance with its terms and not to replace it.

Delaware Business Combination Law. Delaware General Corporation Law ("DGCL")
Section 203 ("Section 203") generally prohibits a Delaware corporation from engaging in a "Business Combination" (including, for example, mergers, asset sales, issuance of stock and other transactions resulting in a financial benefit to an Interested Stockholder) with an "Interested Stockholder" (in general, a person that is the beneficial owner of 15% or more of a corporation's outstanding voting stock) for a period of three years following the date that such person became an Interested Stockholder, unless (a) prior to the date such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction that resulted in the stockholder becoming an Interested Stockholder, (b) upon consummation of the transaction that resulted in the stockholder's becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and certain employee stock ownership plans), or (c) on or subsequent to the date such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. The Company has not adopted an amendment to the Restated Certificate or By-Laws electing not to be governed by Section 203 of the DGCL.

Washington Business Combination Statute. The State of Washington has adopted a similar business combination statute that applies to corporations such as the Company which are incorporated elsewhere but have their principal executive offices in, and have certain other significant contacts with, the State of Washington. The Washington statute differs from Section 203 in the following principal respects: it (a) defines an "acquiring person" as the beneficial owner of 10% or more of a corporation's outstanding voting stock rather than 15%, (b) imposes a five-year moratorium period on business combinations rather than three, (c) makes an exception only for approval by the board of directors of either the significant business transaction or the transaction that resulted in the shareholder becoming an acquiring person, (d) following the five-year moratorium period, prohibits any significant business transaction unless the consideration to be received by the corporation's shareholders meets certain "fair price" tests, generally related to the highest price per share of the corporation's stock paid by the acquiring person within specified periods, and
(e) does not permit a corporation subject to the statute to elect not to be governed by the statute.

If the Charter Amendment to increase the number of authorized shares is approved, the first paragraph of Article Fourth of the Restated Certificate will read in its entirety as follows:

     The total number of shares of stock of all classes which the Corporation shall have authority to issue is 1,220,000,000, of which 20,000,000 shares shall be Preferred Stock of the par value of $1 each (hereinafter called "Preferred Stock") and 1,200,000,000 shares shall be Common Stock of the par value of $5 each (hereinafter called "Common Stock").

Approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. If such approval is obtained, the stock split will be effected by the payment on June 13, 1997, of one share of common stock for each share outstanding at the close of business on May 16, 1997, the record date for the stock split. The Company's dividend rate cannot be changed pending the proposed Merger with McDonnell Douglas, but will be reviewed by the merged Board of Directors at a later date.

The Board has unanimously determined that the Charter Amendment is advisable and fair to and in the best interests of the shareholders of Boeing.


                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                            A VOTE FOR PROPOSAL 2.



                                  PROPOSAL 3:
                         ADOPTION OF THE BOEING COMPANY
                    1997 INCENTIVE STOCK PLAN FOR EMPLOYEES


The Board of Directors recommends the adoption of the proposed Boeing Company 1997 Incentive Stock Plan for Employees (the "1997 Plan"). The purpose of the 1997 Plan is to attract, retain and motivate key employees by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interests with those of shareholders. The 1997 Plan will replace and supersede The Boeing Company 1993 Incentive Stock Plan for Employees (the "1993 Plan"), which, as of February 24, 1997, had approximately 2,100,000 shares of Boeing common stock available for grant. No further grants will be made under the 1993 Plan after the effective date of the 1997 plan.

The text of the proposed 1997 Plan is published in this proxy statement as Appendix A. The following is a summary of the 1997 Plan and should be read together with the full 1997 Plan text.

If approved, the 1997 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), whose members are all independent, non-employee directors of the Company. The 1997 Plan allows the Committee to make awards of stock options, stock appreciation rights in tandem with, or independent of, stock options, and restricted stock to employees of the Company and employees of entities directly or indirectly controlled by the Company or in which the Company has a significant equity interest. Approximately 14,000 employees are eligible to participate in the 1997 Plan. The types of awards are more fully described below. The Committee may delegate its authority to a committee of one or more senior executive officers who are also members of the Board, except that it cannot delegate decisions regarding grants or awards to employees subject to Section 16 of the Securities Exchange Act of 1934, as amended.

The aggregate number of shares of Boeing common stock available under the 1997 Plan will be 15 million, except that no more than 3 million shares of common stock are available for grant as restricted stock awards and no more than 1.5 million shares of restricted stock may be granted subject to restrictions based on continuous employment for less than three years (except when employment is terminated because the employee dies, retires, is laid off or becomes disabled). In any one calendar year, no individual may receive awards under the 1997 Plan representing more than 600,000 shares of common stock. The Board, in its sole discretion, may increase the aggregate number of shares of common stock available under the 1997 Plan by an additional 1.5 million shares if, in the future, Boeing acquires another company and either (a) assumes its outstanding stock option or stock grant commitments or (b) makes grants in connection with the acquisition. The aggregate number of shares available for awards and the price of stock options and number of shares under outstanding awards will be adjusted in the event of changes in capitalization, including a stock dividend, stock split, or recapitalization.

Stock options may be either incentive stock options, which comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options. The Committee will set option exercise prices and terms. Regardless of option type, however, the exercise price of an option may not be less than 100% of the Fair Market Value (for these purposes, the mean of the high and low per share trading prices for Boeing common stock as reported in The Wall Street Journal or such other source as the Committee deems reliable) on the date of grant. The Fair Market Value on February 24, 1997, was $106.44. Options do not vest unless the recipient remains employed for at least 12 months after grant. The term of an incentive stock option may not be more than 10 years.

Stock appreciation rights ("SARs") may be granted by the Committee to employees as a right in tandem with the number of shares underlying stock options granted to such employees under the 1997 Plan or on a stand-alone basis with respect to a number of shares for which a stock option has not been granted. SARs are the right to receive payment per share of the SAR exercised in stock or in cash equal to the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. An SAR may not be exercised unless the recipient remains an employee for at least 12 months from the date of grant. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related stock option to the extent of the SAR exercise. The Committee may establish a maximum appreciation value for any SAR.

Restricted stock awards may be made by the Committee in Boeing common stock or denominated in units of common stock. An award may be contingent upon continued service or the attainment of certain performance goals related to profits, profit growth, profit-related return ratios, cash flow or shareholder returns with such goals stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. The Committee may decide to include dividends or dividend equivalents as part of an award and may accrue dividends, with or without interest, until the award is paid.

Stock options, SARs and restricted stock awards are not transferable or assignable. Payments under the 1997 Plan may be deferred to a future date or dates (accruing interest) subject to certain terms and conditions. The Company may deduct sufficient sums to pay withholding required for federal, state and local taxes and to pay amounts due to the Company from the recipient of an award made under the 1997 Plan. The 1997 Plan may be amended by the Board or the Committee, except that shareholder approval is required for any amendment that would increase the number of shares available under the 1997 Plan or if such approval is required by Section 422 or 162(m) of the Code.

If approved by the Company's shareholders, the 1997 Plan will become effective as of May 1, 1997 and will terminate on April 30, 2007, unless sooner terminated by the Board of Directors.

Federal Income Tax Consequences of the 1997 Plan: The Company has been advised by counsel that the material federal income tax consequences to the Company and its employees of the grant and exercise of options and SARs under existing and applicable provisions of the Code and regulations will generally be as follows:

Nonqualified Options and SARs: A recipient will not have any income at the time a nonqualified option or SAR is granted nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee will have ordinary income (whether the option price is paid in cash or by surrender of already owned Boeing common stock), in an amount equal to the excess of the Fair Market Value of the shares to which the option exercise pertains over the option price. When an SAR is exercised, the recipient will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the Fair Market Value on the exercise date of any shares received. The Company will be entitled to a tax deduction with respect to a nonqualified option or SAR at the same time and in the same amount as the recipient, assuming that the deduction is not disallowed by Section 162(m) of the Code (which limits the Company's deduction in any one year for certain remuneration paid to certain executives in excess of $1 million) or otherwise limited under the Code.

Incentive Stock Options ("ISOs"): An optionee will not have any income at the time an ISO is granted. Furthermore, an optionee will not have regular taxable income at the time the ISO is exercised. However, the excess of the Fair Market Value of the shares at the time of exercise over the exercise price will be a preference item that could create an alternative minimum tax liability. If an optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. If the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition is normally a "disqualifying disposition," and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the amount received for the shares (or, in the case of a gift, the Fair Market Value of the shares at the time the ISO is exercised) over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the ISO was exercised.

The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to a deduction at the same time and in the same amount as the optionee, assuming that the deduction is not disallowed by Section 162(m) of the Code.

New Plan Benefits: Since awards under the 1997 Plan will be discretionary, awards thereunder for the current fiscal years are not currently determinable. For purposes of comparison, the following table contains information about awards made and benefits received during 1997 through February 24, 1997 under the 1993 Plan to the Named Executive Officers and the groups indicated. No such stock options have been exercised to date. Approximately 14,000 employees participated in the 1993 Plan during 1996; a comparable number of employees, adjusted for the acquisition of Rockwell's aerospace and defense businesses and for the pending Merger with McDonnell Douglas, are expected to be eligible to participate in the 1997 Plan. No nonofficer director or nonofficer nominee for election as a director of the Company received awards under the 1993 Plan in 1997.

                        BENEFITS UNDER 1993 PLAN IN 1997

                                   NUMBER OF
                                   SHARES OF
                                     BOEING          AVERAGE
                                  COMMON STOCK      EXERCISE
                                   UNDERLYING    PRICE OF OPTIONS
NAME                                OPTIONS          GRANTED
-----------------------------------------------------------------
Philip M. Condit                   60,000       $106.44
Frank Shrontz(1)                        0
Boyd E. Givan                      20,000       $106.44
C. Gerald King(1)                       0
Ronald B. Woodard                  21,000       $106.44

All executive officers as a
 group                            133,400       $106.44

All other employees
 (including all officers
 who are not executive
 officers) as a group           2,888,989       $106.37

--------------------------------------------------------------------------------
(1) Mr. Shrontz retired as an executive officer of the Company effective January 31, 1997, and Mr. King has announced his intention to retire in 1997; therefore, they received no stock option grants in 1997.
--------------------------------------------------------------------------------

Approval of the 1997 Plan will require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                       RECOMMENDS A VOTE FOR PROPOSAL 3.

                                  PROPOSAL 4:
                           AMENDMENT OF THE INCENTIVE
                  COMPENSATION PLAN FOR OFFICERS AND EMPLOYEES
                     OF THE BOEING COMPANY AND SUBSIDIARIES

The Board of Directors, subject to approval of the Company's shareholders, has adopted resolutions to amend and restate the Incentive Compensation Plan for Officers and Employees of The Boeing Company and Subsidiaries (the "Incentive Plan"). The Incentive Plan was originally approved by the Company's shareholders in 1947 and was last submitted to shareholders for approval of an amendment and restatement in 1957. The Incentive Plan has subsequently been amended and restated by the Board of Directors. The purpose of the Incentive Plan is to attract, retain and motivate key employees by recognizing, motivating and rewarding contributions to the Company and the accomplishment of Company objectives.

The proposed Incentive Plan amendments (the "Incentive Plan Amendments") were prepared primarily to qualify certain payments to employees under the Incentive Plan as performance-based compensation under Section 162(m) of the Code. Section 162(m) provides that compensation in excess of $1 million paid in any year to the chief executive officer and the four other highest paid executive officers of a public company (for purposes of the Incentive Plan, "Covered Employees") will not be deductible by the corporation for federal income tax purposes unless certain conditions are met. One condition is that the compensation qualify as "performance-based compensation." In addition to other requirements for qualification as performance-based compensation, shareholders must be advised of and approve the material terms of the performance goals under which such compensation is to be paid.


Set forth below is a summary of certain important features of the Incentive Plan and the Incentive Plan Amendments, which summary is qualified in its entirety by reference to the full text of the Incentive Plan, as amended and restated, which is published in this proxy statement as Appendix B. The proposed substantive amendments are shown in upper case type in Appendix B.

The Incentive Plan will continue to be administered by the Compensation Committee. Officers and employees of the Company and its 50%-owned subsidiaries who hold executive, administrative, supervisory, technical or other key positions are eligible to participate in the Incentive Plan. In certain cases, employees in other positions within the Company and certain former employees may receive awards under the Incentive Plan. As of February 24, 1997, approximately 2,000 employees were eligible to participate in the Incentive Plan.

The Incentive Plan provides the Committee with complete discretion to make awards of cash, Boeing common stock, "Boeing Stock Units" (the right to receive Boeing common stock and the dividends thereon at the end of a three-year vesting period) or a combination thereof to employees who are eligible for awards under the Incentive Plan. The Committee may also establish programs under the Incentive Plan to provide for long-term incentive awards to selected senior executives. The long-term incentive program previously in effect under the Plan is currently being phased out. The Committee has authority to establish a long-term incentive program in the future, at which time performance criteria and employee maximums may be specified. The Committee may authorize the chief executive officer of the Company (who may in turn authorize other executive officers of the Company) to make awards under the Incentive Plan to certain eligible employees. Awards under the Incentive Plan may be deferred pursuant to the Company's Deferred Compensation Plan or other deferral arrangements, and the Company may deduct from the payment of an award withholdings required by law or amounts owed by the award recipient to the Company or to a subsidiary of the Company.

The Incentive Plan Amendments provide that payments to participants in the Incentive Plan are limited each year to an aggregate of 6% of "Plan Earnings" for the previous year. Plan Earnings are defined as the net earnings of the Company for the year, as reported by the Company in its consolidated financial statements, adjusted to exclude income tax, certain non-recurring and extraordinary items, the Company's ShareValue Trust and the Incentive Plan. The amount paid to Covered Employees under the Incentive Plan Amendments is limited to 1% of Plan Earnings, with a maximum of 0.3% of Plan Earnings for the chief executive officer, 0.2% of Plan Earnings for the second most highly compensated Covered Employee and 0.167% of Plan Earnings for each of the other three Covered Employees. The Committee has the discretion to reduce amounts awarded to Covered Employees below these maximum levels, but does not have the discretion to increase the amount awarded to a Covered Employee beyond the maximum levels of compensation established by the Incentive Plan. Prior to the Incentive Plan Amendments, the Incentive Plan provided that the Company's Board of Directors could set aside each year for awards under the Incentive Plan a fund in an amount not in excess of 6% of "profit subject to the plan" for such year, as such term was defined in the Incentive Plan, and that no person could receive from the fund for any one year awards in excess of 5% of the fund.

The Incentive Plan Amendments provide that the Incentive Plan may be amended by a majority vote of the Company's shareholders or Board of Directors, except that the Company's shareholders must also approve any amendment that would increase the number of shares available for issuance under the Incentive Plan, change the performance criterion or goal governing the amount that may be paid to Covered Employees or the formula used to determine such amount, change the definition of a Covered Employee, or change the requirements for amending the Incentive Plan. Prior to the Incentive Plan Amendments, a two-thirds vote by the Company's shareholders or Board of Directors was required to amend the Incentive Plan, with shareholder approval required for any amendment that would increase the amount that could be set aside for any year for the Incentive Plan fund, increase the percentage of the Incentive Plan fund set aside for any year that could be awarded to one participant or change the requirements for amending the Incentive Plan.

The Incentive Plan Amendments identify the total of 5 million shares of Boeing common stock that continue to be available under the Incentive Plan and may be used for making awards under the Incentive Plan. The number is slightly less than the number of shares currently registered with the SEC (adjusted for stock splits) for issuance under the Incentive Plan, based on previous shareholder approval of the formula under which the number of shares registered was initially determined. Prior to the Incentive Plan Amendments, an aggregate share limit was not required to be stated under the Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES: The Company has been advised by counsel that the material federal income tax consequences to the Company and employees of the grant and vesting of BSUs under existing and applicable provisions of the Code and regulations will generally be as follows. When a participant receives payment with respect to BSUs, the amount of cash and the fair market value of the Boeing common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company, assuming that the deduction is not disallowed by Section 162(m) of the Code or otherwise limited under the Code. As there is not currently an ongoing long-term incentive program in effect under the Incentive Plan, tax consequences of such a program are not determinable at this time.

NEW PLAN BENEFITS: The incentive awards payable under the amended and restated Incentive Plan for services to be rendered in 1997 are not determinable until completion of the year. However, had the Incentive Plan Amendments been in effect in 1996, and assuming comparable financial performance by the Company, the awards that would have been made to the Covered Employees (the Named Executive Officers in this proxy statement) and the groups indicated in the following table would be approximately equal to the incentive awards under the Incentive Plan made or expected to be made in 1997 for services rendered in 1996. Approximately 2,000 employees participated in the Incentive Plan in 1996; a comparable number, adjusted for the acquisition of Rockwell's aerospace and defense businesses and for the pending merger with McDonnell Douglas, are expected to participate in 1997. No nonofficer director or nonofficer nominee for election as a director of the Company received awards under the Incentive Plan for services rendered in 1996.

      BENEFITS UNDER INCENTIVE PLAN IN 1997 FOR SERVICES RENDERED IN 1996

                                                            NUMBER OF
                                                            SHARES OF
                                                           COMMON STOCK
                                             CASH           UNDERLYING
NAME                                        AWARDS           BSUS(1)
--------------------------------------------------------------------------
Philip M. Condit                            $  639,000       2,452
Frank Shrontz                                  852,000       3,270
Boyd E. Givan                                  262,800       1,054
C. Gerald King                                 249,300         993
Ronald B. Woodard                              279,900       1,128
All executive officers as a group            3,021,300      11,826
All other employees (including all officers
 who are not executive officers) as a group  2,500,000      20,000

--------------------------------------------------------------------------------

(1) BSUs are phantom shares of Boeing common stock that vest three years after the date of the award and earn dividend equivalents. BSUs are payable in Boeing common stock or cash at the election of the holder. The BSUs shown above for the Named Executive Officers were granted on February 24, 1997.

--------------------------------------------------------------------------------

Approval of this proposal to amend the Incentive Plan will require the affirmative vote of two-thirds of the outstanding shares of Boeing common stock present in person or by proxy and entitled to vote at the Annual Meeting.


                      THE BOARD OF DIRECTORS UNANIMOUSLY
                       RECOMMENDS A VOTE FOR PROPOSAL 4.



                                  PROPOSAL 5:
                             SHAREHOLDER PROPOSAL
                             ON MILITARY CONTRACTS


The General Board of Pension and Health Benefits of the United Methodist Church, The Domestic and Foreign Missionary Society of The Protestant Episcopal Church in the United States, The Marianist Society, Inc., and the Missionary Oblates of Mary Immaculate have advised the Company that they intend to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.

SHAREHOLDER RESOLUTION

     WHEREAS, the proponents of this resolution believe that Boeing should establish criteria to guide management in bidding for and implementing military contracts. We propose the following for Board and management study.

     RESOLVED: The shareholders request the Board of Directors to commission a subcommittee to develop criteria for acceptance and implementation of military contracts and to report these criteria at the 1998 Annual Meeting. Proprietary information may be omitted, and costs limited to a reasonable amount.

PROPONENTS' STATEMENT OF SUPPORT

We believe corporate social responsibility in a successful free enterprise society demands that business conduct be ethically correct, socially supportive, economically useful, and financially profitable. We recommend the criteria include:

   - The appropriateness of implementing military contracts for countries that repress their citizens, divert resources from human needs to arms purchases, or that are engaged in acts of aggression against other countries.

   - Basic canons of ethical business practice.

   - Stability of employment, including descriptions of conversion plans and funding sources; strategies identifying community needs; employees' ideas and market opportunities; membership in state and/or local government economic conversion task forces.

   - Ethical criteria for lobbying and marketing activities, including the appropriateness of seeking to expand domestic or foreign markets for arms sales.

   - Sales of weapons, weapon parts and dual-use technology to foreign governments, other companies and individuals.

Global security is based upon the well-being and human potential of people, and not limited to the security of territory, particularly when that security is dependent on an arsenal of weapons. Human security is built up through adequate jobs/employment, human and cultural development, environmental sustainability, and the capacity of a community to be life-giving.

A YES vote recommends to the Board the development of criteria for military contracts.


                THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
                    THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Boeing Company sells military products only in strict compliance with U.S. laws and regulations that control what products may be exported and where such products may be sold overseas. The U.S. Government identifies those countries to which sale of particular military equipment would not be in the United States' interest; the U.S. Government prohibits such military sales to those countries. In fact, many foreign sales of Boeing military products are made through contracts with the U.S. Government, which then sells the products directly to a foreign government that is a U.S. ally or friendly nation. The foreign sale of all major military products must be in compliance with the requirements of both the executive and legislative branches of the U.S. Government. Boeing believes that determination of what products it is appropriate for the U.S. Government or foreign governments to purchase is more properly handled by our government officials, who ultimately must answer to the nation's electorate and who are in the best position to determine the public's interest. Boeing complies with all such determinations.

As to ethical business practices, The Boeing Company has a strong commitment to integrity and has an active program for all employees to learn and support our ethical business standards. The Ethics and Business Conduct Program includes an experienced staff, ethics advisors functioning throughout the Company, and active oversight of the ethics program by the Audit Committee of the Board of Directors. The Company's ethical business conduct policy, procedures, and program apply to all of our business activities. This includes all of the Company's lobbying and marketing activities.

As to employment stability, the proposal implies that the Company should convert from military work to commercial work in order to increase stability of employment. Boeing already has almost three fourths of its business in commercial aviation. In fact, the Board of Directors has determined that greater stability will be accomplished through achieving a better balance between the Company's commercial work and its defense and space work. This is expected to be accomplished through the proposed merger with McDonnell Douglas Corporation, which will be the subject of a shareholders' meeting later this year.


                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                          A VOTE AGAINST PROPOSAL 5.

                                  PROPOSAL 6:
                              SHAREHOLDER PROPOSAL
                         ON DOING BUSINESS WITH CHINA

The Province of St. Joseph of the Capuchin Order, the Passionist Community, and Franklin Research & Development Corporation have advised the Company that they intend to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.

SHAREHOLDER RESOLUTION

WHEREAS, The Boeing Company successfully lobbied the Clinton Administration to grant Most Favored Nation status to the Peoples' Republic of China in a way that "delinks" human rights from MFN status;

  - In arguing against such linkage, President Clinton stated (1994) that "constructive engagement" in China through business contacts would best ensure human rights;

  - In 1997 President Clinton admitted his "constructive engagement" policy had not produced positive results regarding human rights in China. His Administration's annual report on human rights noted of China that its "economic pragmatism and increasingly robust ties of trade and commerce with the United States" has not prevented or ameliorated "widespread and well-documented human rights abuses;"


  - The New York Times reported (06/09/96) Boeing is "China's most valuable
    ------------------
lobbyist" and has co-produced "a video that is a remarkably dewy-eyed depiction of China--no repression of dissidents, no sales of automatic weapons to gangs in Los Angeles, no nuclear proliferation, but plenty of Chinese enjoying American goods;"

  - U.S. corporations doing business with China and Tibet provide financial support and legitimization for the Chinese government's rule there;

  - Congressional resolutions were introduced into both houses calling for certain principles to be followed by U.S. nationals engaged in commercial activities in China and Tibet. Human Rights Watch created parallel principles;

     RESOLVED: shareholders request the Board to adopt, by January 1, 1998, basic human rights criteria for its business operations in and/or with the Peoples' Republic of China. Requesting shareholders shall be notified of these principles and how Boeing intends to implement them by July 1, 1998.

PROPONENTS' SUPPORTING STATEMENT

We ask the board to consider the following in creating these principles:

1. Not to use goods or products manufactured by forced labor in the People's Republic of China and Tibet;
2. To safeguard Chinese and Tibetan employees prone to dismissal based upon their involvement in non-violent demonstrations, past records of arrests or internal exile for non-violent protest or membership in unofficial organizations committed to non-violence;
3. To ensure that production methods do not unnecessarily risk harm to the surrounding environment;

4. To strive to use independent businesses when looking for potential business partners in China and Tibet;
5. To prohibit any military presence on industrial cooperation project premises;
6.  To promote freedom of association and assembly among employees;
7. To press Chinese authorities to list those arrested in the last three years, to end incommunicado detention, and for access to international observers to places of detention;
8. To discourage or undertake to prevent compulsory political indoctrination programs from occurring on company premises in China and Tibet;
9.  To promote freedom of expression.

In a New York Times piece, A.M. Rosenthal stated: "The Chinese Communists are
     --------------
creating a system in which controlled capitalism and tyranny work together. . . But if American businesses do not care that their country and companies help finance torture cells, what can an individual do about it? Use the stockholder's right to demand a rights code for every U.S. business investing in China." If you agree, please vote "yes."

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
                    THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Boeing Company is a leading aerospace firm and is committed to being one of the premier industrial companies in the world. We operate in an extraordinarily competitive business and have done so successfully and responsibly. Ours is the history of a company identified with integrity and high business principle. Where we operate, we bring commitment to the rule of law and respect for employees and their rights of association and assembly.

The Board of Directors is not insensitive to the issues surrounding the totality of United States interests in relations with China. These include the interest of the United States in the promotion of human rights. We believe that the lives of hundreds of millions of Chinese have improved dramatically under economic reform and through the engagement in China of international companies, including Boeing. As former U.S. Ambassador to China Stapleton Roy has stated, the recent years of modern China's history are "the best in terms of prosperity, individual choice, access to outside sources of information, freedom of movement within the country, and stable domestic conditions."

As China moves into the next century, it is important that China has business relations with countries and companies that foster practices compatible with those of its trading partners. Boeing is conducting its business to compete successfully and to maintain and strengthen its role and opportunities in China. It is our experience that significant good is accomplished by bringing countries into the mainstream of open-market trading and economic progress. China's accession into the World Trade Organization and U.S. normalization of trade with China (through the grant of permanent Most Favored Nation status) will expand engagement by the United States in China and further improve living standards for the Chinese people.


Contrary to the implications in the proposal, The Boeing Company is not doing business in Tibet. It does not use products manufactured in Tibet and does not sell airplanes there. Boeing has no company premises in Tibet and no suppliers in Tibet.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                          A VOTE AGAINST PROPOSAL 6.



                                PROPOSAL 7:
                              SHAREHOLDER PROPOSAL
                        ON ANNUAL ELECTION OF DIRECTORS

The Ray T. Chevedden and Veronica G. Chevedden Family Trust has advised the Company that it intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.


SHAREHOLDER RESOLUTION


        Recommend that the Directors and Management take the necessary steps to start annual election of Board members, instead of waiting 3 years for election of each Board member. This includes eliminating any by-laws that may hinder annual elections.


PROPONENT'S SUPPORTING STATEMENT


        The rational [sic] begins with highlighting Boeing's tremendous achievement.


        Financial World, March 25, 1996, honored Boeing Chairman Frank Shrontz
        ---------------
for preeminence in competition and service to country. FW said Boeing is
                                                       --
America's most important exporter, the Boeing 777 is the first airplane designed entirely by computer and Boeing is global in every sense of the word.


        Consequently, the entire world is a Boeing stakeholder. Boeing is important to everyone in the world including all airlines, everyone who flies, makes business trips, every company that depends on business travel, everyone that buys a product from a company that relies on business trips.


        With this Boeing achievement, comes a great responsibiity. There are events that could make Boeing complacent. For instance, McDonnell Douglas, Boeing's chief airliner competitor for most of the years since the early 1930s, is exiting-out of the airliner business, leaving only Boeing and Airbus. Shareholders don't want complacency even if there is still one remaining competitor in the entire world for 100+ seat planes.


        A significant step in ensuring management vigilance is the annual election of Board members. Annual Board elections will heighten the accountability and performance of Boeing and its Board of Directors.


        Additionally, this is a small selection of issues of concern regarding safety, profitability and management of Boeing's essential high-skill workforce:

Boeing's first-quarter net fell 34% due to strike.
Wall Street Journal     April 30, 1996
-------------------

50% of Boeing machinist [sic] said their jobs insecure.

Cult of the "tough" executive firing subordinates without sentiment or hesitation replaces "Human resources management."

Harper's Magazine       January 1996
-----------------

Top Boeing executives now eligible for as much as $5 million stock options each.

Boeing production nearly halted.

Workers continue 7-week strike.
New York Times          November 25, 1995
--------------

NTSB called for sweeping changes in Boeing 737 equipment and training because of the unknown cause of he Boeing 737 Pittsburgh USAir crash.
New York Times          October 17, 1996
--------------

NTSB Chairman accuses Boeing of failing to tell the Board everything Boeing knew about the Boeing 737 Pittsburgh USAir crash, killing all 132 people on board.
        plus
The 2,600 Boeing 737s in use by 250 airlines make the investigation urgent.
New York Times          January 28, 1995
--------------


The most intense investigation in aviation history has not yet discovered the cause of the 747 TWA Flight 800 crash and there is still potential of finding mechanical fault in the Boeing 747 aircraft, with 800 aircraft in service and 350 seats each.


VOTE FOR ANNUAL ELECTION OF BOARD MEMBERS TO IMPROVE BOARD ACCOUNTABILITY AND MANAGEMENT PERFORMANCE:

FOR CONTINUED PROFITABILITY, GREATER WORLD AIRLINER SAFETY AND EFFECTIVE RECRUITING & RETAINING OF HIGH-SKILL EMPLOYEES




                       THE BOARD OF DIRECTORS RECOMMENDS
            A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Under the Company's By-Laws, as approved by Boeing shareholders, the Board of Directors is divided into three classes with directors elected to staggered three-year terms. Approximately one-third of the directors stand for election each year and the entire Board can be replaced in the course of three annual meetings, all held within approximately two years. At the same time, a majority of directors will have prior experience as directors of the Company. This is important for ensuring the Board has solid knowledge of the Company's complex products, its product strategy, its long-range plans and progress, and its evolving role in the global aerospace market.

The Board believes the classified board ensures directors' accountability to shareholders while it also ensures continuity in the composition and long-range planning of the Board. The Board believes this is particularly important with a company like Boeing that has high technology products and programs that require major investments to be made over long periods of time.

The Board also believes that a classified board reduces the ability of a third party to effect a sudden, unsolicited change in the Company's direction. The staggered board system would permit the Company time to negotiate with the proponent of the change, permitting the Board to consider alternative proposals and seek the best results for all shareholders.

The staggered board is also a part of the Agreement and Plan of Merger between Boeing and the McDonnell Douglas Corporation. Subject to Boeing shareholder approval of the issuance of Boeing stock to effect the Merger and subject to McDonnell Douglas shareholder approval of the Merger itself (both such shareholder votes to be held later this year) and subject to governmental approvals, the Merger would result in one third of the Boeing Board being made up of directors who are currently McDonnell Douglas directors, with those new directors being spread as evenly as possible throughout the three classes of directors. The Company expects to honor the terms of the Merger Agreement with respect to the classified board.

Further, the Board finds the supporting rationale for this proposal to be misleading and inaccurate. It is based on incomplete information, misstates published reports, and perpetuates inaccuracies in the press.

The Board of Directors believes that a classified board is appropriate for a company like Boeing and that it ensures responsible, knowledgeable representation of the long-term interests of Boeing shareholders.

Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. However, approval of the proposal would not automatically eliminate the classified board, as this proposal is only a recommendation. Eliminating the classified board would require the affirmative vote of at least 75% of the outstanding shares on a proposal to amend Article II, Section 1 of the Company's By-Laws, which provides for a classified board.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         A VOTE AGAINST PROPOSAL 7.




The Secretary of the Company will provide the addresses of the proponents named in the shareholder proposals above and the number of shares they hold upon oral or written request for such information.

                          ANNUAL REPORT AND FORM 10-K

The 1996 Annual Report of the Company was mailed to shareholders with this proxy statement. UPON REQUEST, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. The Form 10-K has been filed with the SEC. It may be obtained by writing to the Data Shipping Department, The Boeing Company, P.O. Box 3707, Mail Stop 3T-33, Seattle, Washington 98124-2207, or calling (206) 393-4964. The 1996 Annual Report is also available at the Company's World Wide Web site, HTTP://WWW.BOEING.COM.

                         SHAREHOLDER PROPOSALS FOR 1998

The Company's next annual meeting will be held on April 27, 1998. An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for that meeting must notify the Secretary of the Company. The proposal must be received at the Company's executive offices no later than November 18, 1997. A shareholder must have been a registered or beneficial owner of at least one percent of the Company's outstanding stock or stock with a market value of $1,000 for at least one year prior to submitting the proposal, and the shareholder must continue to own such stock through the date on which the meeting is held.

The Company's By-Laws outline procedures, including minimum notice provisions, for shareholder nomination of directors and submission of other shareholder business to be brought before the annual meeting. A copy of the pertinent By-Law provisions is available on request to Heather Howard, Corporate Secretary, The Boeing Company, P.O. Box 3707, Mail Stop 10-13, Seattle, Washington 98124-2207.

                                                      THE BOEING COMPANY

                                  APPENDIX A
           THE BOEING COMPANY 1997 INCENTIVE STOCK PLAN FOR EMPLOYEES

1.   PURPOSE.

     The purpose of this 1997 Incentive Stock Plan for Employees (the "Plan") is to attract, retain and motivate key employees by providing them the opportunity to acquire a proprietary interest in The Boeing Company (the "Company") and to link their interests and efforts to the long-term interests of the Company's shareholders.

2.   PLAN ADMINISTRATION.

2.1 THE COMPENSATION COMMITTEE. The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority, in its discretion, to determine all matters relating to awards under the Plan, including selection of the individuals to be granted awards, the type of awards granted, the number of shares of the Company's common stock (the "Common Stock") subject to an award, all terms, conditions, restrictions and limitations, if any, of an award, and the terms of any award agreement or notice.

2.2 OTHER PLANS. The Committee shall also have authority to grant awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

2.3 DELEGATION TO STOCK PLAN COMMITTEE. Except for the power to amend the Plan as provided in Section 12, the Board or the Committee, in its sole discretion, may delegate the Committee's authority and duties under the Plan to the Stock Plan Committee of the Board or to such other committee appointed by the Board consisting of one or more senior executive officers of the Company who are also members of the Board, under such conditions and limitations as the Board or the Committee may from time to time establish, except that only the committee may make any determinations regarding awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

2.4 FINALITY OF COMMITTEE DETERMINATIONS. All decisions made by the Committee or its delegate pursuant to the provisions of the Plan and all determinations and selections made by the Committee or its delegate pursuant to such provisions and related orders or resolutions of the Board shall be final and conclusive.

3.   ELIGIBILITY.

     Any employee of the Company shall be eligible to receive an award under the Plan. For purposes of this Section 3, the "Company," with respect to all awards under the Plan other than Incentive Stock Options (as defined in Section 6.2), includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee. With respect to Incentive Stock Options, the "Company" includes any parent or subsidiary of the Company in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4.   SHARES SUBJECT TO THE PLAN.

4.1 NUMBER AND SOURCE. The stock offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Board, or a Board committee to which the Board may delegate such authority, may from time to time determine. Subject to adjustment as provided in Sections 4.3 and 5, the aggregate number of shares that may be issued under the Plan shall not exceed fifteen million (15,000,000). Subject to adjustment as provided in Sections 4.3 and 5, the aggregate number of shares that may be issued under awards granted pursuant to Section 6.4 shall not exceed three million (3,000,000). The aggregate number of shares that may be covered by awards granted to any one individual in any one calendar year shall not exceed six hundred thousand (600,000).

4.2 SHARES AVAILABLE. Any shares subject to an award granted under the Plan that is forfeited, terminated or canceled or, in the case of awards granted under Section 6.4, any shares that do not vest, shall again be available for the granting of awards under the Plan. In instances where a stock appreciation right is settled in cash, the shares covered by such award shall remain available for the granting of other awards. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

4.3 ACQUISITIONS. The Board, in its sole discretion, may increase the aggregate number of shares of Common Stock to be delivered under Section
     4.1 by up to one million five hundred thousand (1,500,000) shares in the event the Company acquires any other corporation or business entity and the Company agrees to assume the acquired entity's obligations for outstanding employee stock options or stock grant commitments or otherwise grants awards to employees in connection with such acquisition.

5.   ADJUSTMENT OF SHARES AVAILABLE.

     The aggregate numbers and kind of shares available for awards under the Plan, the maximum number and kind of shares that may be subject to awards to any individual under the Plan, the number and kind of shares covered by each outstanding award, and the exercise price per share (but not the total price) for stock options, stock appreciation rights or similar awards outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

6.   AWARDS.


6.1 TYPES OF AWARDS. The Committee shall have the authority, in its sole discretion, to determine the type or types of awards to be granted to employees under the Plan. Such awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options (as defined in Section 6.2), stock appreciation rights or restricted stock awards. Such awards may be granted either alone, in addition to or in tandem with any other type of award granted under the Plan.

6.2 STOCK OPTIONS. The Committee may grant stock options, designated as "Incentive Stock Options," which comply with the provisions of Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options." The price at which shares may be purchased upon exercise of a particular option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such shares at the time such option is granted. For purposes of the Plan, "Fair Market Value" as to a particular day equals the mean of the high and low per share trading prices for the Common Stock as reported for such day in the Wall Street Journal or in such other source as the Committee deems reliable. The Committee shall set the term of each stock option, but no Incentive Stock Option shall be exercisable more than 10 years after the date such option is granted and, to the extent the aggregate Fair Market Value (determined as of the date the option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code) such options shall be treated as Nonqualified Stock Options.

6.3 STOCK APPRECIATION RIGHTS. The Committee may grant stock appreciation rights to employees, either in tandem with stock options that have been or are granted under the plan or with respect to a number of shares on which an option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each share of stock as to which the right is exercised, payment in an amount equal to the excess of the share's Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in shares of Common Stock valued at the Fair Market Value as of the date of the surrender, or partly in cash and partly in shares of Common Stock, as determined by the committee in its sole discretion. The Committee may establish a maximum appreciation value payable for stock appreciation rights.

6.4  RESTRICTED STOCK AWARDS.

     (a) The Committee may grant restricted stock awards under the Plan in Common Stock or denominated in units of Common Stock. The Committee, in its discretion, will make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, profit-related return ratios, cash flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. No more than one million five hundred thousand (1,500,000) shares may be issued subject to restrictions based on continuous employment for less than three years (except where employment is terminated because the employee dies, retires, is laid off or becomes disabled).

     (b) The Committee may choose, at the time of granting an award or at any time thereafter up to the time of payment of the award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms as the

          Committee may establish. All dividends or dividend equivalents that are not paid currently may, in the Committee's sole discretion, accrue interest and be paid to the participant if, when and to the extent such award is paid.

6.5 PAYMENT; DEFERRAL. Awards granted under the Plan may be settled through cash payments, the delivery of Common Stock or the granting of awards or combinations thereof as the committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

7.   OPTION EXERCISE.

7.1 EMPLOYMENT REQUIREMENT. Each award agreement or notice for a stock option or stock appreciation right shall contain a provision that the option or right shall not be exercisable unless the optionee remains in the Company's employ at least 12 months after the granting of the option or right.

7.2 PRECONDITION TO STOCK ISSUANCE. No shares shall be delivered pursuant to the exercise of any stock option or stock appreciation right, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof (in cash or stock as provided in Section 7.4) is received by the Company. No holder of an option or stock appreciation right, or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option or right unless and until such shares are issued.

7.3 NO FRACTIONAL SHARES. No stock option may at any time be exercised with respect to a fractional share. No fractional share shall be issued in the event shares are issued pursuant to the exercise of a stock appreciation right; however, a fractional stock appreciation right may be exercised for cash.

7.4 FORM OF PAYMENT. An optionee may exercise a stock option using as the form of payment (i) cash or cash equivalent, (ii) stock-for-stock payment (as described in Section 7.5), (iii) any combination of the above or (iv) such other means as the Committee may approve.

7.5 STOCK FOR STOCK. An optionee who owns Common Stock may use such shares, the value of which shall be determined as the Fair Market Value of such shares on the date the stock option is exercised, as a form of payment to exercise stock options under the Plan. The Committee, in its discretion, may restrict or rescind this right by notice to optionees. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock having a Fair Market Value equal to or less than the exercise price. If an option is exercised by surrender of stock having a Fair Market Value less than the exercise price, the employee must pay the difference in cash.

8.   TRANSFERABILITY.

     The right of any award recipient to exercise an award granted under the Plan shall, during such recipient's lifetime, be exercisable only by such recipient, and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution.

9.   WITHHOLDING TAXES; OTHER DEDUCTIONS.

     The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, (a) an amount sufficient to cover withholding as required by law for any federal, state or local taxes and (b) any amounts due from the recipient of such award to the Company or to any subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations.

10.  TERMINATION OF EMPLOYMENT.

     The terms and conditions under which an award may be exercised following termination of a participant's employment with the Company shall be determined by the Committee; provided, that if a participant's employment with the Company terminates for any reason within 12 months of the grant date of a stock option or stock appreciation right, such option or right shall expire as of the date of such termination of employment and the participant and the participant's legal representative shall forfeit any and all rights pertaining to such award.

11.  TERM OF THE PLAN.

     The Plan shall become effective as of May 1, 1997 and shall remain in full force and effect through April 30, 2007, unless sooner terminated by the Board. After the Plan is terminated, no future awards may be granted but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

12.  PLAN AMENDMENT.

     The Committee or the Board may amend, suspend or terminate the Plan at any time; provided that no such amendment shall be made without the approval of the Company's stockholders (a) that would increase the number of shares available for issuance in accordance with Section 4 or (b) if such approval is required (i) to comply with Section 422 of the Code with respect to Incentive Stock Options or (ii) for purposes of Section 162(m) of the Code.

13.  BIFURCATION OF THE PLAN.

     Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers subject to Section 16 of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other participants.

                                   Appendix B
            Incentive Compensation Plan for Officers and Employees
                    of the Boeing Company and Subsidiaries
                           (as amended and restated)

1.   Definitions.

     AS USED IN THIS PLAN (THE "PLAN"), THE FOLLOWING TERMS HAVE THE MEANINGS SET FORTH BELOW:

     "Board of Directors" means the Board of Directors of the Boeing Company;

     "BSU" means Boeing Stock Unit, as described in Section 5.2;

     "Common Stock" means the Common Stock of the Boeing Company;

     "Company" means the Boeing Company;

     "Committee" means the Compensation Committee of the Board of Directors;

     "COVERED EMPLOYEE" MEANS EACH OF (i) AN EMPLOYEE OF THE COMPANY WHO ON THE
        LAST DAY OF THE YEAR WITH RESPECT TO WHICH AN AWARD IS MADE IS (OR SERVES IN THE CAPACITY OF) THE COMPANY'S CHIEF EXECUTIVE AND (ii) THE FOUR MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS OF THE COMPANY, OTHER THAN THE COMPANY'S CHIEF EXECUTIVE OFFICER, WHOSE TOTAL COMPENSATION FOR THAT YEAR IS REPORTED TO COMPANY SHAREHOLDERS IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     "Earnings Credit BSUs" has the meaning given in Section 5.2;

     "Exchange" means the New York Stock Exchange;

     "Fair Market Value" means, as to a particular day, the mean of the high and low per share trading prices for the common stock as reported for such day in The Wall Street Journal or in such other source as the Committee
               -----------------------
        deems reliable.

     "PLAN EARNINGS" FOR A PARTICULAR YEAR MEANS THE NET EARNINGS OF THE COMPANY
        FOR SUCH YEAR, AS REPORTED ON THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENT INCLUDED IN ITS ANNUAL REPORT ON FORM 10-K FOR SUCH YEAR, ADJUSTED TO ELIMINATE THE FOLLOWING:

        (i)    FEDERAL AND STATE TAXES ON INCOME,

        (ii)   AWARDS UNDER THE PLAN,

        (iii) RESTRUCTURING OR SIMILAR CHARGES TO THE EXTENT THEY ARE SEPARATELY DISCLOSED IN SUCH ANNUAL REPORT,

        (iv)   THE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES,

        (v) THE EFFECT ON NET EARNINGS FOR THE ACCRUED DISTRIBUTABLE APPRECIATION OF THE COMPANY'S SHAREVALUE PROGRAM, AND

        (vi) "EXTRAORDINARY ITEMS" DETERMINED UNDER GENERALLY ACCEPTED ACCOUNTING PRINCIPLES;

     "Subsidiary" means any corporation or association more than 50% of the voting securities of which are owned directly or indirectly by the Company or by one or more of its other subsidiaries and the accounts of which are customarily consolidated with those of the Company for the purpose of reporting to stockholders.

2.   Committee.

     The Committee shall have full power and authority to administer the Plan, and to construe and interpret its terms and provisions. Decisions of the Committee shall be final and binding upon all parties.

3.   Eligibility.

3.1 Key Employees. Officers and employees of the Company and its Subsidiaries who hold executive, administrative, supervisory, technical or other key positions shall be eligible for participation under the Plan, and participants shall for the most part be selected from among members of this group. None of the members of the Committee and no director of the Company or of a Subsidiary who is not also an officer or employee of the Company or of a Subsidiary shall be eligible for participation under the Plan.

3.2 Special Contributors; Former Employees. Awards may also be made under the plan to employees not holding executive, administrative, supervisory, technical or other key positions who have, nevertheless, made a substantial contribution to the success of the Company and its Subsidiaries. In addition, a former employee who has either

     (a) retired under the employee retirement plan of the Company or of a Subsidiary or

     (b) left the service of the Company or of a Subsidiary to enter the armed services and who would have been eligible for an award but for such retirement or termination of service, may be eligible for an award for the year in which such employee retires or so leaves the service of the Company or of a Subsidiary. In the case of a former employee who would have been eligible for an award but for death, an award may be granted to the surviving spouse or children or to the estate of such former employee, as the Committee may determine in its sole discretion.

4.   Making Awards.

4.1 Committee Authority. The Committee shall make awards, subject to the limitations herein, to such individuals within the eligible group and in such amounts and at such times as, in the Committee's judgment, shall best serve the interest of the Company and its Subsidiaries at that time, taking into account each individual's job performance and contributions to the success of the Company and its Subsidiaries.

     Except as provided in Section 4.2, the Committee shall have complete discretion in determining to whom awards under the Plan shall be made and when awards shall be paid, including whether all or any portion of any award shall be paid in installments over two or more years; provided, however, in making awards the Committee shall request and consider the recommendations of the Chief Executive Officer of the Company and others whom it may designate.

4.2 Delegation of Award-making Authority and Award Recommendations. The Committee may, at such time or times as it may elect, authorize the Chief Executive Officer of the Company who in turn may authorize other executives of the Company to make additional awards subject to the limitations herein provided, in amounts not exceeding an aggregate amount and under conditions determined by the Committee. In making recommendations to the Committee and in making awards authorized by the Committee, the Chief Executive Officer of the Company shall request and consider the recommendations of other officers and supervisory employees of the Company and its Subsidiaries.

4.3 Forms of Awards. Awards may be made entirely in cash, in Common Stock, in stock units, or in any combination thereof as determined by the Committee; provided, however, awards made by the Chief Executive Officer or other authorized executives of the Company shall be made only in cash or Common Stock or a combination thereof.


4.4  LIMITS ON AWARDS.

     4.4.1 LIMIT ON THE NUMBER OF SHARES AWARDED. NOT MORE THAN FIVE MILLION (5,000,000) SHARES OF COMMON STOCK MAY BE USED FOR THE PURPOSE OF MAKING AWARDS UNDER THE PLAN. THE NUMBER OF SHARES AWARDED UNDER THE PLAN IN ANY ONE YEAR SHALL BE CONSISTENT WITH THE TOTAL NUMBER OF SHARES IDENTIFIED IN THIS SECTION 4.4 BEING AVAILABLE OVER THE PROJECTED TWENTY YEAR MINIMUM LIFE OF THE PLAN.

     4.4.2 ANNUAL LIMIT ON VALUE OF AWARDS. THE AGGREGATE VALUE OF ALL AWARDS GRANTED UNDER THE PLAN (INCLUDING AWARDS GRANTED UNDER SECTION 4.5 TO COVERED EMPLOYEES) IN ANY ONE CALENDAR YEAR SHALL NOT EXCEED 6% OF PLAN EARNINGS FOR THE PREVIOUS YEAR.

4.5  AWARDS TO COVERED EMPLOYEES.  NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS
     SECTION 4, ANY AWARD UNDER THE PLAN TO A COVERED EMPLOYEE MUST SATISFY THE REQUIREMENTS OF THIS SECTION 4.5. THE PURPOSE OF THIS SECTION 4.5 IS TO ENSURE COMPLIANCE BY THE PLAN WITH THE REQUIREMENTS OF SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, RELATED TO PERFORMANCE-BASED COMPENSATION. COVERED EMPLOYEE STATUS IS DETERMINED FOR THE YEAR WITH RESPECT TO WHICH THE AWARD IS MADE, RATHER THAN THE YEAR OF PAYMENT.

     AWARDS TO COVERED EMPLOYEES ARE SUBJECT TO:

          (a)  APPROVAL OF THIS PLAN AND OF THE CRITERION STATED IN SECTION
               4.5.1 BY THE SHAREHOLDERS OF THE COMPANY;

          (b) THE MAXIMUM AMOUNT THAT MAY BE AWARDED TO ANY COVERED EMPLOYEE UNDER THE PLAN FOR ANY YEAR AS STATED IN SECTION 4.5.1; AND

          (c)  APPROVAL BY THE COMMITTEE.

     4.5.1 CRITERION; MAXIMUM AWARDS. THE MAXIMUM POTENTIAL AWARDS UNDER THE PLAN TO COVERED EMPLOYEES FOR ANY YEAR SHALL BE THE RESPECTIVE PERCENTAGES OF PLAN EARNINGS FOR SUCH YEAR AS FOLLOWS:

                                            MAXIMUM POTENTIAL AWARD AS
      COVERED EMPLOYEE                      PERCENTAGE OF PLAN EARNINGS
---------------------------------           -----------------------------------
CHIEF EXECUTIVE OFFICER                     THREE-TENTHS OF ONE PERCENT (0.3%)

THE MOST HIGHLY COMPENSATED
COVERED EMPLOYEE OTHER THAN                 TWO-TENTHS OF ONE PERCENT (0.2%)
THE CHIEF EXECUTIVE OFFICER

EACH OTHER COVERED EMPLOYEE                 ONE-SIXTH OF ONE PERCENT (0.16%)
----------------------------------          -----------------------------------
              TOTAL                                 ONE PERCENT (1.0%)

     4.5.2 SHAREHOLDER APPROVAL OF PERFORMANCE GOAL. THE CRITERION ESTABLISHED IN SECTION 4.5.1 ON WHICH AWARDS UNDER THE PLAN ARE BASED SHALL FIRST APPLY IN THE YEAR 1997, BUT SUCH CRITERION AND ANY AWARDS BASED THEREON SHALL BE CONDITIONAL UPON A VOTE OF THE SHAREHOLDERS OF THE COMPANY APPROVING THE PLAN AND THE CRITERION AND PERFORMANCE GOAL STATED HEREIN.

     4.5.3 APPROVAL; COMMITTEE DISCRETION. THE COMMITTEE SHALL MAKE A DETERMINATION IN WRITING AS TO WHETHER THE COVERED EMPLOYEES HAVE MET THE PERFORMANCE GOAL FOR EACH YEAR. THE COMMITTEE MAY, IN ITS SOLE DISCRETION, REDUCE AMOUNTS OF AWARDS TO ALL OR ANY OF THE COVERED EMPLOYEES FROM THE MAXIMUM POTENTIAL AWARDS ALLOCATED BY APPLICATION OF SECTION 4.5.1. NO SUCH REDUCTION SHALL INCREASE THE AMOUNT OF THE AWARD PAYABLE TO ANY OTHER COVERED EMPLOYEE. THE COMMITTEE SHALL DETERMINE THE AMOUNT OF ANY REDUCTION IN A COVERED EMPLOYEE'S AWARD ON THE BASIS OF SUCH FACTORS AS IT DEEMS RELEVANT, AND IT SHALL NOT BE REQUIRED TO ESTABLISH ANY ALLOCATION OR WEIGHTING COMPONENT WITH RESPECT TO THE FACTORS IT CONSIDERS. THE COMMITTEE SHALL HAVE NO DISCRETION TO INCREASE AN AWARD ABOVE THE AMOUNT DETERMINED BY APPLICATION OF SECTION 4.5.1.

5.   Certain Types of Awards.

5.1 Long-term Incentive Program. Subject to the other terms and conditions of this Plan, the Committee may make awards, in capital stock of the Company or otherwise, to selected senior executives within the eligible group pursuant to a program adopted by the Committee providing for long-term incentive awards; and the committee may in connection therewith reduce other awards under the Plan to such executives.

5.2 BSUs. Subject to the other terms and conditions of the Plan, the Committee may direct that all or part of an award shall be made in the form of BSUs. BSU awards shall be subject to the following terms and conditions:

     5.2.1 Calculation of Award Amount. A participant shall be credited with BSUs equal in number to either

     (i)  the number of shares specified in the grant of the award or

     (ii) the number of shares of Common Stock that could be purchased with the BSU portion of an award otherwise denominated in cash, based on the Fair Market Value of such stock on the day of the award (or on the next business day on which the Exchange is open, if the Exchange is closed on the day of the award) excluding commissions, taxes and other charges. Such number shall be carried to two decimal places.

     For purposes of the Plan, a "participant" includes an employee or former employee having a BSU account under the Plan; and the number of BSUs in a participant's account shall be appropriately adjusted to reflect stock splits, stock dividends and other like adjustments in the Common Stock.

     5.2.2 Participant Accounts. The Company shall maintain accounts for each participant to whom BSUs have been credited, and shall annually report to each participant his or her BSU account balance.

     5.2.3 Vesting of BSU Awards. BSUs shall vest three years after the date the award is made or (if earlier) on the date the participant dies, retires, is laid off, or becomes disabled and entitled to Disability Retirement Income under the Company's employee retirement plan or under comparable provisions of a Subsidiary's retirement plan.

     5.2.4 Earnings Credit on BSU Awards. Each participant's BSU account shall be credited with Earnings Credit BSUs equal in number to the number of shares of Common Stock that could be purchased with the cash dividends that would be payable on the number of shares of Common Stock that equals the number of BSUs in such participant's account. Determination of the number of shares so to be credited shall be made in the manner described in
     Section 5.2.1 as to cash-denominated awards, as of each dividend payment date for the Common Stock. Participants shall be notified annually of the number of Earnings Credit BSUs in their accounts. Earnings Credit BSUs shall vest at the same time as the BSUs with which they are associated.

     5.2.5 Forfeiture of Non-vested BSU Awards. If a participant's employment with the Company or a Subsidiary terminates prior to the expiration of three years from the date an award is made, for any reason other than death, retirement, layoff, or disability, the participant's BSUs from such award shall be forfeited and canceled. Earnings Credit BSUs shall be forfeited and canceled along with the BSUs with which they are associated.

     5.2.6 BSU Awards Payable in Cash or Stock. Distributions from a participant's BSU account shall be made as soon as reasonably possible after the vesting date of the BSUs. In the absence of an election to the contrary by the participant, distributions shall be in cash. A cash distribution shall equal the cash value, on the date as of which the distribution is calculated (which shall be the vesting date, unless some other date is prescribed by the Committee), of that number of whole shares of Common Stock equal to the whole number of vested BSUs in the participant's account on such date, based on the Fair Market Value of such stock on that date (or on the next day on which the Exchange is open, if the Exchange is closed on the date as of which the distribution is calculated). Any distribution in stock shall be in whole shares of Common Stock equal in number to the whole number of vested BSUs in the participant's account, adjusted in accordance with Section 5.2.7. No fractional shares shall be distributed, and any account balance remaining after a stock distribution shall be added to the required withholdings provided for in Section 5.2.7.

     5.2.7 Deferral of BSU Awards. Participants may elect to defer distribution of vested BSUs through the Company's Deferred Compensation Plan. Such deferral elections must be made in the manner and at the times prescribed in that plan.

6.   Distribution of Awards.

6.1 Terms; Deferred Payment. Distribution of awards shall be governed by the terms and conditions applicable to such awards, as determined by the Committee or its delegate. An award, the payment of which is to be deferred pursuant to the terms of an employment agreement, shall be paid as provided by the terms of such agreement. Awards or portions thereof deferred pursuant to the Company's Deferred Compensation Plan or other deferral arrangement shall be paid as provided in such plan or arrangement. Any other awards the payment of which has been deferred, in whole or in part, shall be paid as determined by the Committee.

6.2 Deductions. The Company shall deduct from the payment of each award any withholdings required by law or required by Section 5.2.6; and the Company may deduct any amounts due from the recipient to the Company or a Subsidiary.

6.3 Notice; Distribution Date. The Committee or its delegates shall advise participants of their awards under the Plan, and shall fix the distribution date or dates for such awards. Awards shall be paid on the distribution date or as soon thereafter as reasonably possible. The number of shares of stock to be issued in payment of awards otherwise denominated in cash shall be determined based on the closing trading price per share of the Common Stock as reported for the business day immediately preceding the applicable distribution date in The Wall Street Journal or in such other source as the Committee deems reliable.

7.   REPEAL; AMENDMENTS.

     THE PLAN AND ANY AND ALL PROVISIONS HEREOF MAY BE REPEALED OR AMENDED
     EITHER:

     (a) BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF RECORD OF A MAJORITY OF THE SHARES OF STOCK PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT ANY MEETING OF THE SHAREHOLDERS OF THE COMPANY AT WHICH A QUORUM IS PRESENT IF THE NOTICE OF SUCH MEETING SETS FORTH THE FORM OF THE PROPOSAL FOR SUCH REPEAL OR AMENDMENT OR A SUMMARY THEREOF, OR

     (b) BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE BOARD OF DIRECTORS AT ANY MEETING IF THE NOTICE OF SUCH MEETING SETS FORTH THE FORM OF THE PROPOSAL FOR SUCH REPEAL OR AMENDMENT OR A SUMMARY THEREOF; PROVIDED, HOWEVER, THAT THE COMPANY'S SHAREHOLDERS MUST ALSO APPROVE, BY A VOTE MEETING THE REQUIREMENTS OF CLAUSE (a) ABOVE, ANY AMENDMENT WHICH
          WOULD:

          (i) AMEND SECTION 4.4.1 SO AS TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN, OR

          (ii) AMEND SECTION 4.5.1 SO AS TO CHANGE THE CRITERION OR GOAL GOVERNING THE AMOUNT WHICH MAY BE AWARDED TO ANY COVERED EMPLOYEE OR THE FORMULA USED TO DETERMINE SUCH AMOUNT, OR

          (iii) CHANGE THE DEFINITION OF COVERED EMPLOYEE, OR

          (iv)  AMEND THIS SECTION 7.

     NO REPEAL OR AMENDMENT OF THE PLAN SHALL OPERATE TO ANNUL OR MODIFY ANY AWARD PREVIOUSLY MADE UNDER THE PLAN.

8.   Nonassignability.

     No awards authorized or made pursuant to the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, execution, attachment, garnishment or any other legal process, and any attempt to subject an award to any of the foregoing shall be void.

1997 Annual Meeting of Shareholders
7755 East Marginal Way South
Second Floor Auditorium, 2-22 Building
Seattle, Washington
April 28, 1997  11:00 a.m.

[Map of area surrounding corporate headquarters, with directional arrows, and inset map of intersection of East Marginal Way South and 16th Avenue South, Seattle.]

General Directions

From I-5 Northbound
- Exit 158 - Airport Way, East Marginal Way South.
- Proceed west on access road to East Marginal Way South.
- Right on East Marginal Way South.
- Right at Gate C-16.

From I-5 Southbound
- Exit 161 - Swift-Albro.
- Proceed west on Albro and Ellis Ave. South.
- Turn left on East Marginal Way South.
- Left at Gate C-16. (If Exit 161 is missed, use northbound directions.)

From I-90 Westbound
- Proceed on I-5 southbound.
- Exit 161 - Swift-Albro.
- Proceed west on Albro and Ellis Ave. South.
- Turn left on East Marginal Way South.
- Left at Gate C-16. (If Exit 161 is missed, use northbound directions.)

The doors will be opened at 9:30 a.m. The meeting will begin at 11:00 a.m. and is expected to last no more than 1-1/2 hours.

This facility is accessible. If you are an individual with a disability who requires a reasonable accommodation, please contact Boeing Disability Services at (206) 965-4140 (voice) or (206) 965-4166 (TDD) at least 2 weeks in advance of the meeting.

Parking places in the Company parking lot have been reserved for Boeing shareholders on a first-come, first-served basis. Handicapped parking will be located across the street from the meeting location. Wheelchair-accessible vans will transport attendees to the meeting site. This area is indicated on the map above.

Information concerning public transportation to the meeting may be obtained from METRO by calling (206) 553-3000. Please be prepared to give them the full street address shown at the top of this page.

                      SOLICITED BY THE BOARD OF DIRECTORS
                              THE BOEING COMPANY
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 28, 1997

     The undersigned hereby appoints Philip M. Condit, Donald E. Petersen and Charles M. Pigott (the "Proxy Committee"), and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on April 28, 1997 (the "Meeting"), and at any adjournment thereof, as indicated on the reverse side of this card with respect to Proposals 1 through 7, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting.

     If there are shares of stock allocated to the undersigned in Fund E of The Boeing Company Voluntary Investment Plan, the undersigned hereby instructs the Trustee to vote all of such shares at the Meeting and any adjournment thereof as indicated on the reverse side of this card with respect to Proposals 1 through 7 and authorizes the Trustee to vote in its judgment or to empower the Proxy Committee to vote in the Proxy Committee's judgment on such other business as may properly come before the Meeting and any adjournment thereof.

     If no direction is given, this proxy will be voted FOR proposals 1 through 4 and AGAINST proposals 5 through 7.

             IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.


 ...............................................................................
[X] Please mark votes as in this example.

                                                                         BOEING

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                 THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS                                                                              RECOMMENDS A VOTE
RECOMMENDS A VOTE FOR                                                                               AGAINST PROPOSALS
PROPOSALS 1,2,3 AND 4                                                                                  5,6, AND 7
---------------------------------------------------------------------------------------------------------------------------------
1.  Election of Directors:
    Paul E. Gray, Harold J.
    Haynes, Frank Shrontz,
    and George H.
    Weyerhaeuser.
         FOR  WITHHELD                            FOR   AGAINST  ABSTAIN                             FOR   AGAINST   ABSTAIN
         [_]    [_]          2. Amend the         [_]     [_]       [_]       5. Board to            [_]     [_]      [_]
                                Restated                                         commission
                                Certificate                                      subcommittee
                                to increase                                      on criteria
                                the number                                       for military
                                of authorized                                    contracts and
                                shares.                                          report to 1998
                                                                                 Annual Meeting.

                             3. Adopt The Boeing                              6. Adopt human rights
                                Company 1997      [_]     [_]       [_]          criteria for         [_]     [_]       [_]
[_]__________________           Incentive Stock                                  operations in and
FOR all nominees, except as     Plan for Employees.                              with China and
 noted above.                                                                    report to
                                                                                 shareholders.

                             4. Amend the                                     7. Recommend
                                Incentive         [_]     [_]       [_]          annual               [_]     [_]       [_]
                                Compensation                                     election of
                                Plan for                                         all directors.
                                Officers and
                                Employees.
----------------------------------------------------------------------------------------------------------------------------------
                                                                Mark here for address  [_]     Mark here for comments [_]
                                                                change and note at left.       and note at left.

                                               Please sign exactly as your name appears on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor, trustee or in another representative capacity, sign name and title.


 --------------------------------      --------------           ----------------------------------     --------------
            Signature                     Date                             Signature                       Date

----------------------------------------------------------------------------------------------------------------------------------